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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on September 7, 2005

Registration No. 333-125338

Securities And Exchange Commission
Washington, D.C. 20549

Amendment No. 2 to Form S-11
Registration Statement
Under
The Securities Act of 1933, As Amended

Dividend Capital Total Realty Trust Inc.
(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone (303) 228-2200
(Address of principal executive offices)

John E. Biallas
President
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone (303) 228-2200
(Name, address and telephone number of agent for service)

Copies to:

Phyllis Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	David C. Roos Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the registration statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price(1)	Amount of registration fee

Primary Offering, Common Stock, $0.01 par value per share	150,000,000		$1,500,000,000

Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	52,631,579		$500,000,000

Total, Common Stock, $0.01 par value per share			$2,000,000,000	$235,400

(1)
Includes 150,000,000 shares of the Registrant's common stock as may be sold, from time to time, by Registrant to investors at $10.00 per share and 52,631,579 shares of the Registrant's common stock as may be issued, from time to time, pursuant to the Registrant's distribution reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $2,000,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 7, 2005

$2,000,000,000 Maximum Offering
$2,000,000 Minimum Offering
$2,000 Minimum Purchase

Dividend Capital Total Realty Trust Inc.

        We are a newly organized company formed to invest in a diverse portfolio of income-producing real properties and real estate related securities. We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or "REIT," for federal income tax purposes commencing with our taxable year ending December 31, 2005.

        This is a best efforts offering, which means that Dividend Capital Securities LLC, or the "Dealer Manager," our affiliate and the underwriter and dealer manager of this offering, is not required to sell any specific number or dollar amount of shares of our common stock in this offering but will use its best efforts to sell the shares of our common stock. This is a continuous offering that will end no later than the date two years from the date of this prospectus, unless we elect to extend it. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock, in increments of $100. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

        We are offering up to $2,000,000,000 in shares of our common stock, in increments of $100, 75% of which (150,000,000 shares) will be offered to investors who meet our suitability standards at a price of $10.00 per share, and 25% of which (52,631,579 shares) will be offered to participants in our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

        If we do not meet the minimum offering requirements of selling $2,000,000 (200,000 shares) in shares of our common stock to at least 100 subscribers who are independent of us and of each other before                        , 2006, one year from the date of this prospectus, this offering will terminate and your funds, which will be in an escrow account (including interest thereon) will be returned promptly.

        Our common stock is not listed for trading on any national securities exchange or The Nasdaq Stock Market. Our common stock cannot be readily resold and any sales by stockholders may be made at a loss. We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. All the shares of our common stock will be issued in book-entry form only.

        We are externally advised and managed by Dividend Capital Total Advisors LLC, or the "Advisor," an affiliate of ours. We will rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We will conduct substantially all our business and own (either directly or indirectly through subsidiaries, partnerships or joint ventures) substantially all our assets through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, of which we are the sole general partner.

        INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 15. THESE RISK FACTORS INCLUDE, AMONG OTHERS:

  •
  We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

  •
  There is no public trading market for shares of our common stock and it will therefore be difficult for you to sell your shares;

  •
  There are limits on ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock;

  •
  This is a "blind pool" offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

  •
  This is a "best efforts" offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make;

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  The Advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests;

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  Our use of leverage increases the risk of loss on our investments;

  •
  We will be subject to risks generally incident to the ownership of real property and investment in real estate related securities; and

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  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN OUR COMMON STOCK IS NOT PERMITTED.

	PRICE TO PUBLIC(1)	COMMISSIONS(1)(2)(3)	PROCEEDS TO COMPANY BEFORE EXPENSES(1)(4)
Primary Offering Per Share of Common Stock	$10.00	$0.85	$9.15
Total Minimum	$2,000,000	$170,000	$1,830,000
Total Maximum	$1,500,000,000	$127,500,000	$1,372,500,000
Distribution Reinvestment Plan Offering Per Share of Common Stock(3)	$9.50	$0.10	$9.40
Total Maximum	$500,000,000	$5,263,158	$494,736,842
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,000,000,000	$132,763,158	$1,867,236,842

(1)
Amounts assume that, of the $2,000,000,000 in shares that we have registered, we sell $1,500,000,000 in shares in the primary offering and $500,000,000 in shares pursuant to our distribution reinvestment plan.

(2)
Includes a 6.0% sales commission and a 2.5% dealer manager fee that we will pay to the Dealer Manager.

(3)
We will pay to the Dealer Manager a servicing fee of up to 1.0% of the primary offering price for the shares of our common stock sold pursuant to our distribution reinvestment plan in lieu of the sales commission and the dealer manager fee. All or a portion of the servicing fee may be reallowed to participating broker dealers.

(4)
Proceeds are calculated before reimbursing the Advisor for organizational and offering expenses payable by us. We will reimburse our Advisor for our cumulative organizational and offering expenses up to a maximum amount of $22,500,000, or 1.5% of aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The amounts included in this column will change if (i) shares of our common stock are reallocated between the primary offering and our distribution reinvestment plan; or (ii) the Advisor incurs lower actual reimbursable expenses than the maximum amount permitted. However, in no event will the reimbursement we pay to the Advisor exceed $30,000,000 (which amount assumes we were to allocate all the shares of our common stock to the primary offering and that the full organizational and offering expense reimbursement were due on all shares of our common stock).

The date of this prospectus is                        , 2005.

HOW TO SUBSCRIBE

        Investors who meet the suitability standards described herein may purchase shares of our common stock. See "Suitability Standards" and "Plan of Distribution," below, for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

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  Read this entire prospectus and any appendices and supplements accompanying this prospectus.

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  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

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  Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Initially, your check should be made payable to "                        , as escrow agent for Dividend Capital Total Realty Trust Inc." If the Dealer Manager so designates, after we meet the minimum offering requirements, unless you are a resident of the State of New York, your check should be made payable to "Dividend Capital Total Realty Trust Inc." If you are a resident of the State of New York your check should be made payable to "                        , as escrow agent for Dividend Capital Total Realty Trust Inc." until we have received aggregate gross proceeds from this offering of at least $2,500,000, after which time it may be made payable to "Dividend Capital Total Realty Trust Inc." if the Dealer Manager so designates. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

  •
  By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

        Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

        An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or "IRAs," Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. However, in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

        We shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

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  A net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $150,000; or

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  A gross annual income of at least $45,000 and a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $45,000.

        The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code."

        The minimum purchase for Maine, Minnesota, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

        Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

        Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

        Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

        Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

        Ohio—Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, investors must have a net worth of at least 10 times their investment in us and any of our affiliates.

        Kansas, Michigan and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help

v

ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "Commission," using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described below under "Additional Information."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

        The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forwardlooking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

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  Our ability to effectively deploy the proceeds raised in this offering;

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  Changes in economic conditions generally and the real estate and securities markets specifically;

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  Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

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  The availability of capital;

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  Interest rates; and

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  Changes to generally accepted accounting principles.

        Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

x

PROSPECTUS SUMMARY

        This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section.

Dividend Capital Total Realty Trust Inc.

        We are a newly organized company formed to invest in a diverse portfolio of income-producing real properties and real estate related securities. Our targeted investments include direct investments in real properties, consisting of high-quality office, industrial, retail, multi-family and other real properties, primarily located in North America, and investments in real estate related securities including securities issued by other real estate companies and mortgage loans secured by income-producing real estate. Prior to giving effect to this offering, the initial and sole investor is Montecito Investments, LLC, an affiliate of the Advisor, which currently owns 200 shares of our common stock. The Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor, have contributed $201,000 to the Operating Partnership in connection with our formation and are presently each directly or indirectly majority owned by one or more of the following and /or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. These individuals collectively were responsible for our formation and are all part of the Advisor's management team.

        We were formed as a Maryland corporation on April 11, 2005. We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," commencing with the first taxable year after meeting the minimum offering r equirements, which is currently expected to be the year ending December 31, 2005. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202 and our main telephone number is (303) 228-2200.

Investment Strategy and Objectives

        The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate and real estate related securities investments. Direct real property investments will generally focus on real properties in multiple sectors and geographies primarily in North America, consisting of high-quality office, industrial, retail, multi-family and other real property types. Real estate related securities investments will generally focus on common and preferred equities, commercial mortgage-backed securities, which we refer to as "CMBS," and other forms of mortgage debt and certain illiquid securities. We believe that a diversified investment portfolio may potentially offer investors a higher investment return for a given level of risk relative to a more concentrated investment portfolio.

        Our primary investment objectives include the following:

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  Providing portfolio diversification;

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  Providing current income to our stockholders in the form of consistent quarterly cash distributions;

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  Preserving and protecting our stockholders' capital contributions;

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  Realizing capital appreciation upon the ultimate sale of our assets; and

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  Providing limited interim liquidity to our stockholders through our current share redemption program and the possibility of a future Liquidity Event, as defined below.

        To achieve our investment objectives, we intend to invest on average 70% to 80%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 20% to 30%, but in any event no more than 40%, of our total assets in real estate related securities.

Investment Portfolio Allocation Targets

Summary Risk Factors

        An investment in shares of our common stock involves significant risks, including among others:

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  We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

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  There is no public trading market for shares of our common stock and it will therefore be difficult for you to sell your shares;

  •
  There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock;

  •
  This is a "blind pool" offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

  •
  This is a "best efforts" offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make;

  •
  The Advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests;

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  Our use of leverage increases the risk of loss on our investments;

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  We will be subject to risks generally incident to the ownership of real property and investment in real estate related securities; and

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  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Compensation to the Advisor and Affiliates

        The Advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Dividend Capital Total Advisors Group LLC, the parent of the Advisor, has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the "Special Units." Set forth below is a summary of the most significant fees and expenses we expect to pay these entities. See "The Advisor and the Advisory Agreement—Management Compensation" for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units.

Type of Fee and Recipient		Description and Method of Computation
Organizational and Offering Stage
•	Sales Commission—the Dealer Manager	Up to 6.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).
•	Dealer Manager Fee—the Dealer Manager	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering (up to 1.0% of which may be reallowed to participating broker-dealers).
•	Distribution Reinvestment Plan Servicing Fee—the Dealer Manager	Up to 1.0% of the primary offering price for shares issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker-dealers).
•	Organizational and Offering Expense Reimbursement—the Advisor or its affiliates
Up to 1.5% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).
Operational Stage
•	Acquisition Fees—the Advisor
For each real property acquired in the operational stage, the acquisition fee will be an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost.
•	Asset Management Fees—the Advisor
For assets within the Real Estate Portfolio, the asset management fee will consist of: (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within the Real Estate Portfolio; (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets within the Real Estate Portfolio; and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition.

For assets within the Securities Portfolio, the asset management fee will consist of a monthly fee equal to one-twelfth of 1.0% of the value of the Securities Portfolio.
•	Property Management and Leasing Fees—the Property Manager
An amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager a separate fee for the one-time initial lease- up of newly constructed real properties. Such fee is generally expected to range from 5% to 10% of the projected first years' annual gross revenues of the property.
Liquidity Stage
•	Real Estate Sales Commission—the Advisor or its affiliates
Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, not to exceed the lesser of a competitive real estate commission or up to 6.0% of the sales price of the property.
•	Special Units—Dividend Capital Total Advisors Group, LLC, the parent of the Advisor
In general, Dividend Capital Total Advisors Group LLC, the parent of the Advisor and the holder of the Special Units, will be entitled to receive (i) 15.0% of specified distributions made upon the disposition of the Operating Partnership's assets, and/or (ii) a one-time payment in conjunction with the redemption of the Special Units upon the occurrence of certain Liquidity Events (as defined below) or upon the occurrence of certain events that result in a termination or non-renewal of the Advisory Agreement, but only after the other holders of OP Units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions.

        Assuming that we sell the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the distribution reinvestment plan, the Dealer Manager, the Advisor and other affiliates will receive compensation and fees in an aggregate amount of up to $200,000. Assuming that we sell the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the distribution reinvestment plan, the Dealer Manager, the Advisor and other affiliates will receive sales commissions, dealer manager fees and expense reimbursements in an aggregate amount of up to $155,263,158. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. These amounts do not include fees and payments relating to our operational and liquidity stages (not related to the offering), including acquisition and asset management fees, property management and leasing fees, real estate sales commissions and payments or redemptions relating to the Special Units that may be paid to the Advisor and its affiliates, which amounts cannot be predicted at this time and are dependent upon the number and type of assets acquired and other factors.

Our UPREIT Structure

        An "Umbrella Partnership Real Estate Investment Trust," which we refer to as "UPREIT," is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

        We intend to own all of our real properties and real estate related securities through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, or its subsidiaries. We are the sole general partner of the Operating Partnership. We have also invested $2,000 in the Operating Partnership in exchange for 200 partnership units. We refer to partnership units in the Operating Partnership as "OP Units." The initial limited partners of the Operating Partnership are the Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor. The Advisor has invested $200,000 in the Operating Partnership in exchange for OP Units, and the parent of the Advisor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units which constitute the Special Units (as defined below under "Prospectus Summary—Compensation to the Advisor and Affiliates"). The holders of OP Units may have their OP Units redeemed under certain circumstances.

Our Board

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have two members on our board, neither of whom is independent of us. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have five members on our board, three of whom shall be independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee and intends to establish an Investment Committee and a Compensation Committee.

The Advisor

        Dividend Capital Total Advisors LLC, our Advisor, was formed as a Delaware limited liability company in April 2005. We will rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. In addition, the Advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property and real estate related securities on our behalf consistent with our investment policies and objectives. The term of the current Advisory Agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor. The names and biographical information of our officers and our affiliated directors are contained under "Management—Directors and Executive Officers."

Our Affiliates

        Various affiliates of ours are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the "Exchange Facilitator," may assist in effecting transactions related to the Operating Partnership's intended private placements of tenancy-in-common interests in real properties. The Advisor also intends to enter into agreements with Dividend Capital Trust Inc., which we refer to as "Dividend Capital Trust," and Dividend Capital Investments LLC, which we refer to as "Dividend Capital Investments," to act as its strategic partners. We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator, Dividend Capital Trust, Dividend Capital Investments and other of our affiliates, each as a "Dividend Capital affiliated entity" and collectively, as "Dividend Capital affiliated entities."

        The Advisor and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs. For example: (i) we may not always have the benefit of independent property management; (ii) we may compete with certain affiliates for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf; (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated; and (iv) regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties.

The Advisor's Strategic Partners

        The Advisor intends to enter into agreements with third parties that have specialized expertise and dedicated resources in specific areas of real property or real estate related securities investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These agreements are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and real estate related securities investment opportunities. The Advisor intends to engage Dividend Capital Trust and Dividend Capital Investments, each of whom is an affiliate of ours, as its strategic partners in connection with industrial real property investments and real estate related securities investment management, respectively.

Our Subsidiaries

        We expect to own all of our real properties through DCTRT Real Estate Holdco LLC or wholly-owned subsidiaries thereof, and all of our real estate related securities through DCTRT Securities Holdco LLC. Both DCTRT Real Estate Holdco LLC and DCTRT Securities Holdco LLC are direct wholly-owned subsidiaries of the Operating Partnership.

Structure Chart

        The chart below shows the relationships among various Dividend Capital affiliated entities. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Mark D. Quam, Thomas G. Wattles and Evan H. Zucker. As of the date of this prospectus, Dividend Capital Total Advisors Group LLC has not issued but may in the future issue, equity interests or derivatives thereof to certain of their employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of Dividend Capital Total Advisors Group LLC.

(1)
Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock, which represents 100% of the current issued and outstanding shares of our common stock. After giving effect to this offering, and assuming that we sell the maximum of $2,000,000,000 in shares of our common stock, of which $1,500,000,000 in shares is sold in the primary offering and

  $500,000,000 in shares is sold pursuant to the distribution reinvestment plan, then investors in this offering will own effectively 100% of the then issued and outstanding shares of our common stock

Terms of the Offering

        We are offering shares of our common stock on a continuous basis in the primary offering at $10.00 per share. We are also offering shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

        We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before                        , 2007, two years after the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. The offering proceeds will be held in an escrow account at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released to us and will be available for the acquisition of real properties and real estate related securities or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis.

Estimated Use of Proceeds

        Our management team expects to invest approximately 88.7% to 91.3% of the gross offering proceeds to acquire real properties and real estate related securities as described above. The actual percentage of offering proceeds invested in real properties and real estate related securities will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan.

Distribution Policy

        We intend to qualify as a REIT for the year ending December 31, 2005. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a quarterly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder's specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

Distribution Reinvestment Plan

        You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock sold pursuant to the distribution reinvestment plan. We may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

        After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption.

        We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar year to the lesser of (a) three percent of the weighted average number of shares outstanding during the prior calendar year, or (b) the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds otherwise available to fund the share redemption program are needed for other purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The board of directors, in its sole discretion, may also choose to use other sources of funds to redeem shares of our common stock. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of the shares of our common stock sold in the primary offering. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange or The Nasdaq Stock Market.

Liquidity Events

        The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

        We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a "Liquidity Event " including but not limited to (i) a listing of our common stock on a national securities exchange or the Nasdaq; (ii) a sale or merger; (iii) sale of substantially all of our assets for cash or other consideration; (iv) conversion of our current redemption program into a redemption program that would feature additional enhancements; and (v) conversion to an open-end fund structure. We presently intend to effect a Liquidity Event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q:
WHAT IS A "REIT"?

A:
In general, a REIT is a company that:

•
Offers the benefits of a diversified real estate portfolio under professional management;

•
Is required to make distributions to investors of at least 90% of its taxable income for each year;

•
Prevents the federal "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT's stockholders; and

•
Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:
WHAT IS YOUR RATIONALE FOR PURSUING A DIVERSIFIED REAL ESTATE PORTFOLIO?

A:
The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate and real estate related securities investments. The Advisor will actively monitor and manage our portfolio to achieve diversification across multiple dimensions including (i) public and private investments, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets, (v) tenant profiles and (vi) strategic partners. We believe that a diversified portfolio may potentially offer investors a higher investment return for a given level of risk relative to a more concentrated portfolio. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate related securities may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide higher returns to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

Q:
WHAT IS THE EXPERIENCE OF THE ADVISOR'S MANAGEMENT TEAM?

A:
The key members of the Advisor's management team include John E. Biallas, Troy J. Bloom, John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. The Advisor's management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate related securities.

  Certain members of the Advisor's management team, directly or indirectly through affiliated entities, have sponsored two public REITs including American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, and Dividend Capital Trust Inc. In addition, certain members of the Advisor's management team have sponsored 52 private real estate programs which have raised approximately $770 million of equity capital and equity capital commitments. Collectively, as of June 30, 2005, the public and private programs sponsored by certain members of the Advisor's management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $2.0 billion.

  Certain members of the Advisor's management team have also sponsored two public real estate mutual funds including (i) Dividend Capital Realty Income Fund (Corporate Symbol: DCRAX), a real estate open-end mutual fund and (ii) Dividend Capital Realty Income Allocation Fund (NYSE: DCA), a real estate closed-end mutual fund. As of June 30, 2005, the two public real estate mutual funds held securities with a combined market value of $314,193,204. In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), participated in overseeing the growth of that company's asset base from its inception in 1992 to approximately $2.5 billion in 1997.

Q:
DO YOU CURRENTLY OWN ANY ASSETS?

A:
No. This offering is a "blind pool" offering in that we have not yet identified any specific real property or real estate related securities assets to acquire using the proceeds from this offering. We discuss the risks associated with this status under "Risk Factors—This is a "blind pool" offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock." and "Risk Factors—If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions."

Q:
WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A:
The Advisor will make investments in real properties and real estate related securities based on specific investment objectives and criteria, and subject to the direction, oversight and approval of our board of directors. The Advisor intends to enter into agreements with third parties that have specialized expertise and dedicated resources in specific areas of real property or real estate related securities investments, whom we refer to collectively as "strategic partners," to assist the Advisor with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and performing day-to-day management of these assets.

Q:
WHAT ARE THE BENEFITS OF THE ADVISOR ALIGNING ITSELF WITH STRATEGIC PARTNERS?

A:
In addition to utilizing its own management team, the Advisor will seek to form strategic partnerships with recognized leaders in the real estate and investment management industries. These partnerships are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and real estate related securities investment opportunities. The Advisor "s strategic partners, some of whom may be affiliates of ours, will be compensated through a combination of (a) reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor and (b) potential profit participation in connection with specific portfolio asset(s) identified by them and invested in by us. Any agreement between the Advisor and its strategic partners will be structured in a manner designed to align the strategic partners' incentives with our stockholders' interests and our investment objectives.

  We believe that the Advisor's relationships with focused real estate development, operational and investment management specialists may enhance our ability to achieve our investment objectives. We also believe that the Advisor's relationships with multiple high-quality strategic partners may offer diversification benefits by reducing the dependency on a single firm. In addition, we expect these partnerships to help broaden and deepen our real estate industry relationships, thereby allowing us to access additional investment research, multiple acquisition pipelines, additional financing sources and other benefits without a significant investment of our own time or resources.

Questions and Answers Relating to this Offering

Q:
HOW DOES A "BEST EFFORTS" OFFERING WORK?

A:
When shares of common stock are offered to the public on a "best efforts" basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:
WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A:
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and persona lautomobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under "Suitability Standards" above.

  Our affiliates may also purchase shares of our common stock. The sales commission, the dealer manager fee and the organizational and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q:
HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A:
If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q:
HOW WILL THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A:
We will pay to the Dealer Manager a sales commission and a dealer manager fee in connection with this offering. In addition, we will reimburse the Advisor for our cumulative organizational and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment in real properties and real estate related securities. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:
IF I BUY SHARES OF COMMON STOCK, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

A:
We intend to make distributions on a quarterly basis to our stockholders, beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. The amount of each distribution will be approved by the board of directors and will typically depend on the amount of distributable funds available, current and projected cash requirements, tax considerations and other factors. In order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income for each year.

Q:
HOW DO YOU CALCULATE THE PAYMENT OF DISTRIBUTIONS TO STOCKHOLDERS?

A:
In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution of a certain dollar amount per share of our common stock. We will then calculate your specific distribution amount for the quarter using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

Q:
MAY I REINVEST THE DISTRIBUTIONS I MAY RECEIVE IN SHARES OF COMMON STOCK OF DIVIDEND CAPITAL TOTAL REALTY TRUST?

A:
Yes. You may participate in our distribution reinvestment plan beginning with the first quarter that distributions are made by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you upon request. Shares of our common stock offered pursuant to the distribution reinvestment plan will be offered at $9.50 per share.

Q:
WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A:
Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.

Q:
WHEN WILL I GET MY DETAILED TAX INFORMATION?

A:
We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:
WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A:
You may find updated information on our Internet website, www.dividendcapital.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and, under that Act, we will file reports, proxy statements and other information with the Commission. See "Additional Information," below, for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

    Dividend Capital Securities LLC
    518 Seventeenth Street, 17th Floor
    Denver, Colorado 80202
    Telephone: (303) 228-2200
    Fax: (303) 228-2201
    Attn: Charles Murray, President

RISK FACTORS

        Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Dividend Capital affiliated entities may not be an accurate barometer of our future results.

        We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property or real estate related securities investments by other Dividend Capital affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

        There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for quotation or listing on any public securities market. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. Therefore, you should purchase shares of our common stock only as a long-term investment.

This is a "blind pool" offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock.

        Neither we nor the Advisor has presently identified, acquired or contracted to acquire any real property or real estate related securities. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on the Advisor and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a "blind pool" offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a "best efforts" offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment; further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

        This offering is being made on a "best efforts" basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. We may release offering proceeds from escrow upon the sale in this offering of $2,000,000 in shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives. As a result, the likelihood increases that any single investment's poor performance would materially affect our overall investment performance.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

        Because the Advisor and the Dealer Manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment.

We presently intend to effect a Liquidity Event within 10 years from the date of this prospectus; however, there can be no assurance that we will effect a Liquidity Event within such time or at all; if we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

        We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. However, in the future we may also consider various forms of Liquidity Events including but not limited to (i) listing our common stock on a national securities exchange or The Nasdaq Stock Market; (ii) sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly-traded company; (iii) sale of substantially all of our real property and real estate related securities assets for cash or other consideration; (iv) conversion of our current redemption program into a redemption program that would feature components including (a) a redemption price generally equal to the net asset value per share of our real property and real estate related securities assets, as calculated in accordance with policies and procedures developed by our Board and (b) annual redemption limits that would be increased relative to our current share redemption program; and (v) conversion to an open-end fund structure that would include elements such as (a) offering and redeeming shares at the then-current net asset value per share and (b) raising the annual redemption limits to allow for increased liquidity. We presently intend to effect a Liquidity Event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a Liquidity Event within such time or at all. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

        Our share redemption program may provide you with only a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed after you have held them for a minimum of one year. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to the lesser of (a) three percent of the weighted average number of shares outstanding during the prior calendar year, or (b) the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. In addition, the board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and/or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus.

        If the minimum offering requirements are not met within one year from the date of this prospectus,this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time; therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

        This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to the holder of the Special Units will reduce cash available for distribution to our stockholders.

        Dividend Capital Total Advisors Group LLC, the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership's assets and/or redemption of the Special Units upon the earliest to occur of specified events, including, among other events, termination or non-renewal of the Advisory Agreement upon a merger or sale of assets. Payments to the holder of the Special Units upon dispositions of the Operating Partnership's assets and redemptions of the Special Units will reduce cash available for distribution to our stockholders.

We may have difficulty funding our distributions with funds provided by our operations.

        As a growing company, we are likely to initially fund our quarterly distributions to investors with funds from operations and, to a lesser extent, with borrowings under a bank credit facility or other financing mechanism. Our long-term corporate strategy is to fund the payment of quarterly distributions to our stockholders entirely from funds from our operations. However, if we are unsuccessful in deploying the capital we raise on an effective and efficient basis, we may be required to continue to fund our quarterly distributions to investors from a combination of funds from operations and financing proceeds. In the event we are unable to consistently fund future quarterly distributions to investors entirely from our funds from operations, the value of your shares upon a potential Liquidity

Event may be negatively impacted. In addition, we may be more likely to decrease the amount of our distributions to you or cease making them altogether.

RISKS RELATED TO OUR BUSINESS AND OUR CORPORATE STRUCTURE

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

        We could suffer from delays in identifying suitable investments. Because we are conducting this offering on a "best efforts" basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

You will have limited control over changes in our policies and operations which increases the uncertainties you face as a stockholder.

        Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board's broad discretion in setting policies and our stockholders' inability to exert control over those policies increases the uncertainty and risks you face as a stockholder, especially if our board of directors and our stockholders disagree as to what course of action is in the best interest of stockholders.

The availability and timing of cash distributions to our stockholders is uncertain.

        We expect to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties and real estate related securities and to expand our operations will be adversely affected.

        The net proceeds from this offering will be used for investments in real properties and real estate related securities, operating expenses and for payment of various fees and expenses such as acquisition fees, asset management fees and property management fees. We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for acquisitions, the improvement of our real properties or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties and real estate related securities and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

        Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our Board and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

        Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

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  A merger, offer or proxy contest;

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  The assumption of control by a holder of a large block of our securities; and/or

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  The removal of incumbent management.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

        We may acquire co-ownership interests, especially in connection with the Operating Partnership's intended private placements, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect our results of operations, relative to if the co-ownership agreements did not exist.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

        Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

The Operating Partnership's intended private placements of tenancy-in-common interests in real properties could subject us to liabilities from litigation or otherwise.

        The Operating Partnership intends to offer undivided tenancy-in-common interests in real properties to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

RISKS RELATED TO THE ADVISOR AND AFFILIATES

We depend on the Advisor and its key personnel and if any of such key personnel were to cease employment with the Advisor, our business could suffer.

        Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition of real properties and real estate related securities, management of the Real Estate Portfolio and the Securities Portfolio, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor's key personnel, including John E. Biallas, Troy J. Bloom, John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have key man life insurance on any of the Advisor's key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of the these individuals, our operating results could suffer.

Our Advisor's strategic partners may recommend that we enter into transactions with entities that have a relationship or affiliation with them, and you will not be able to assess the Advisor's strategic partners' qualifications when deciding whether to make an investment in shares of our common stock.

        The Advisor will rely on strategic partners to assist the Advisor in fulfilling its responsibilities. We expect that the agreements between the Advisor and the strategic partners will provide, in accordance with industry standards, that the strategic partners must adhere to a standard of care of commercial reasonableness when performing services on our behalf. The Advisor's strategic partners likely will not owe fiduciary duties to us and may have time constraints and other conflicts of interest due to relationships or affiliation they have with other entities. As a result, these strategic partners may recommend that we enter into transactions with such entities, in which case we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. You will not be able to assess the qualifications of the Advisor's strategic partners when deciding whether to make an investment in shares of our common stock. Therefore, you may not be able to determine whether the Advisor's strategic partners are sufficiently qualified or otherwise desireable to work with.

Certain of the Advisor's management personnel and potential strategic partners face conflicts of interest relating to time management and there can be no assurance that the Advisor's affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

        Certain of the Advisor's management personnel and potential strategic partners may also provide services to other Dividend Capital affiliated entities and, in the case of the potential strategic partners, to unrelated third parties. We are not able to estimate the amount of time that such management personnel and potential strategic partners will devote to our business. As a result, certain of the Advisor's management personnel and potential strategic partners may have conflicts of interest in allocating their time between our business and their other activities. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, in addition to the strategic partners it will retain, the Advisor will attempt to hire additional employees who would devote substantially all their time to our business. However, there can be no assurance that the Advisor's affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

        We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real properties. We may also buy or sell real properties at the same time as other Dividend Capital affiliated entities, including Dividend Capital Trust, are buying or selling properties. In this regard, there is a risk that the Advisor will purchase a real property that provides lower returns to us than a real property purchased by another Dividend Capital affiliated entity. Certain of our affiliates, including Dividend Capital Trust, own and/or manage real properties in many geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other Dividend Capital affiliated entities. The Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by Dividend Capital affiliated entities and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

        We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate related securities. The Advisor anticipates that Dividend Capital Investments will act as one of its strategic partners with respect to our investments in real estate related securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same type of securities as those in which we intend to invest.

        As a result of our potential competition with other Dividend Capital affiliated entities, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Dividend Capital affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Dividend Capital affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

        Dividend Capital affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

The Advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Dividend Capital affiliated entities, which could result in actions that are not in the best interests of our stockholders.

        The Advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the Advisor's advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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  Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

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  Property sales, which allow the Advisor to earn additional asset management fees and possibly additional real estate sales commissions; and

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  Property acquisitions from other Dividend Capital affiliated entities, which may allow the Advisor or its affiliates to earn additional acquisition fees and asset management fees.

        Further, our Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, our Advisor is also entitled to a monthly net operating income based fee and a fee equal to a percentage of the sales price of a property upon its sale. These fees may incentivize the Advisor to recommend the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the property. Moreover, the Advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates' compensation from us and other Dividend Capital affiliated entities could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

The Advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates, which may cause us to enter into a transaction that is not as favorable to us or is not in our best interest.

        The Advisor may cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, the Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. The resolution of this conflict of interest may cause the Advisor to act in the best interest of its affiliate rather than our best interest. Therefore, we may enter into a transaction that is not in our best interest.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm's length basis and therefore may not be on terms as favorable as those we could have achieved from a third party.

        Assuming we raise $2,000,000,000 in gross offering proceeds from the sale of shares of our common stock (including $1,500,000,000 pursuant to the primary offering and $500,000,000 pursuant to the distribution reinvestment plan), we will pay an aggregate of up to approximately 7.8% of the gross offering proceeds (approximately $155,000,000) in fees, commissions and offering expense reimbursement to the Advisor, the Dealer Manager and other of our affiliates in exchange for their services and to reimburse funds advanced on our behalf. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. The fees to be paid to the Advisor, the Dealer Manager and other affiliates for services they provide us were not determined on an arm's length basis. As a result, the fees may not be on terms as favorable to us as those we could achieve from a third party.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of the Advisor; as a result, in any such transaction, we may not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        We may purchase assets from third parties that have existing or previous business relationships with affiliates of the Advisor. Dividend Capital Trust, Dividend Capital Investments, the officers, directors or employees of such entities and the principals of the Advisor who also perform services for other Dividend Capital affiliated entities may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

        We will be subject to risks generally incident to the ownership of real property including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase.

        The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

        Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A real property that incurs a vacancy could be difficult to sell or re-lease.

        A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

        Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

        When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be invested in real properties and real estate related securities, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

        Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authority(ies). If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

        We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real property investments and tenants and may not compete successfully.

        We will compete with numerous other persons or entities seeking to buy real property assets or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

        Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

        We may enter into joint ventures with third parties, including with entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

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  The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

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  That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

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  That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Actions by such a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

        All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

        Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants' operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

        Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual "lock-out" provisions that could restrict our ability to dispose of the real property for a period of time.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

        In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

        We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. To the extent that we make real property investments outside of the United States, our principal currency exposures are expected be to the Mexican Peso and the Canadian Dollar, although to the extent that we make investments in other foreign countries we would be subject to additional currency exposure. We generally do not expect to directly hedge our foreign currency risk through the use of derivatives, due to, among other things, REIT income qualification rules.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE RELATED SECURITIES

Our investments in real estate related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

        We intend to invest in real estate common equity securities of both publicly traded and private real estate companies. Our investments in real estate related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

        Real estate related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate related common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate related common equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Our investments in real estate related preferred equity securities involve a greater risk of loss than traditional debt financing.

        We may invest in real estate related preferred equity securities, which involves a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage backed securities in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

        Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single family residential property. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS in which we may invest are subject to several types of risks.

        CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

        In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security's effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market's perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

        CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income producing real properties.

        We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and the uncertainty of foreign laws and markets.

        We may purchase real property or real estate related securities denominated in foreign currencies. We expect that our currency risk exposure, if any, would be principally to the British pound, the Mexican Peso, the Canadian dollar and the euro. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        Certain of the real estate related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower's default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

        Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

        During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security's duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

RISKS ASSOCIATED WITH DEBT FINANCING

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

        We intend to finance a portion of the purchase price of real properties and real estate related securities investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the sum of (a) the cost of our Real Estate Portfolio before non-cash reserves and depreciation and (b) the cost of our Securities Portfolio. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

        High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

        Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. The Federal Reserve Board has also made public statements implying it may continue increasing interest rates in the near future. If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

        Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace the Advisor as our advisor. In addition, loan documents may limit our ability to replace the Property Manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

        We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real properties, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

        We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the first taxable year after meeting the minimum offering requirements, which is currently expected to be the year ending December 31, 2005. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we will receive the opinion of our special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, with respect to our qualification as a REIT. This opinion will be issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Skadden, Arps, Slate Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See "Federal Income Tax Considerations—REIT Qualification."

        If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

        We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership were properly treated as a corporation, the Operating Partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership's taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership."

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

        To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

        We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease," thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification "asset tests" or the "income tests" and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

        Even if you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

        Tax legislation enacted in 2003 generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2008. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See "Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Distributions Generally".

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

        Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a "prohibited transaction" will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

        Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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  Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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  Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

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  Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

        See "Federal Income Tax Considerations—Material Tax Considerations—Taxation of Tax Exempt Entities" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Our investments in other REITs and real estate partnerships subject us to the tax risks associated with the tax status of such entities.

        We intend to invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity's ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans, and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See "Federal Income Tax Considerations—Asset Tests." If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

        To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

        In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions under the Operating Partnership's intended private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

        The Internal Revenue Service could recharacterize transactions under the Operating Partnership's intended private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a "domestically controlled" REIT.

        A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Non-Dividend Distributions."

INVESTMENT COMPANY RISKS

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the "Investment Company Act." We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment

Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority-owned subsidiaries) and/or any other exclusions available to us.

        However, if we were obligated to register as an investment company, we would be required to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  Limitations on capital structure;

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  Restrictions on specified investments;

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  Prohibitions on transactions with affiliates; and

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  Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. If we fail to own a sufficient amount of qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

        To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

        In order not to be deemed an investment company under the Investment Company Act, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We believe that we will not be so engaged, but there is uncertainty with respect to the characterization of some types of assets in which we plan to invest as real estate under the Investment Company Act. As a result, it is possible that some of the assets in which we invest could be determined to be securities, rather than interests in, or liens upon, real estate. If a sufficient amount of such assets are determined to be securities rather than interests in or liens upon real estate for purposes of the Investment Company Act, it is possible that we could be characterized as an investment company, which would likely have a material adverse effect on our business and operations. Such a characterization would require us to either (i) change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price for our common stock.

        Specifically, the CMBS we expect to acquire will be collateralized by pools of first mortgage loans where we can monitor the performance of the underlying mortgage loans through loan management and servicing rights and we will have appropriate workout/foreclosure rights with respect to the underlying mortgage loans. When such arrangements exist, we believe that our CMBS investments will be treated as investments in real estate for purposes of the Investment Company Act. If the Commission or its staff take a different position with respect to the characterization of the CMBS in which we invest, in order to avoid registration as an investment company, we may need to dispose of a significant portion of our CMBS or acquire significant other additional assets, or we may need to modify our business plan to register as an investment company, which would result in significantly increased operating expenses and would likely entail significantly reducing our indebtedness which could also require us to sell a significant portion of our assets. No assurances can be given that any such dispositions or acquisitions of assets, or deleveraging, could be accomplished on favorable terms. Consequently, any such modification of our business plan could have a material adverse effect on us. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties, and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. Any such results would be likely to have a material adverse effect on us.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

        In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the "look-through rule." Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

        If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

  •
  Your investment is consistent with your fiduciary obligations under ERISA and the Code;

  •
  Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

  •
  Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

  •
  Your investment will not impair the liquidity of the plan or IRA;

  •
  Your investment will not produce "unrelated business taxable income" for the plan or IRA;

  •
  You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

  •
  Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        See "ERISA Considerations" for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

        The following tables set forth our best estimates of how we intend to use the gross and net proceeds from this offering assuming that we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the distribution reinvestment plan, which we refer to in this section as our "DRIP offering," (ii) the maximum assumed primary allocation of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering and (iii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the DRIP offering. However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock will be offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds, and amount invested.

        The amounts in these tables assume that the full fees and commissions are paid on all shares of our common stock offered to the public on a best efforts basis and that the full servicing fee is paid on all shares sold pursuant to the DRIP offering. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee, the servicing fee for shares of our common stock sold pursuant to the DRIP offering, and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real properties and real estate related securities and to pay the ongoing fees set forth in the table below. We have not yet identified any specific real property or real estate related securities assets to acquire using the proceeds from this offering. Investments will be made in no specific order of priority but are intended to be made in a manner consistent with achieving our overall portfolio diversification and other investment objectives. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and as a result we will likely not be able to achieve our portfolio diversification and other investment objectives. It is also likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering Plus Maximum DRIP Offering
	Amount	%	Amount	%	Amount	%
Gross Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%	$2,000,000,000	100.0%
Less:
Sales Commissions(1)	120,000	6.0	90,000,000	6.0	90,000,000	4.5
Dealer Manager Fee(1)	50,000	2.5	37,500,000	2.5	37,500,000	1.9
DRIP Servicing Fee(2)	—	—	—	—	5,263,158	0.3
Organization and Offering Expense(3)	30,000	1.5	22,500,000	1.5	22,500,000	1.1

Net Proceeds/Amount Available for Investments(4)	$1,800,000	90.0%	$1,350,000,000	90.0%	$1,844,736,842	92.2%
Less:
Acquisition Fee(5)(6)	27,000	1.4	15,125,000	1.0	18,835,526	0.9

Working Capital Reserve(7)	—	—	—	—	—	—
Estimated Amount to be Invested(4)(8)(9)	$1,773,000	88.7%	$1,334,875,000	89.0%	$1,825,901,316	91.3%

(1)
The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 6.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 2.5% of gross offering proceeds, both of which will be payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow out of its dealer manager fee up to 1.0% of gross offering proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker dealers that demonstrate the actual expenses incurred by such broker dealers. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred. The maximum compensation payable to members of the National Association of Securities Dealers, Inc., which we refer to as the "NASD," participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

(2)
The Dealer Manager will receive a servicing fee of up to 1.0% of the primary offering price for the shares of our common stock issued pursuant to our distribution reinvestment plan. The Dealer Manager may reallow all or a portion of this servicing fee to participating broker dealers. Neither the sales commission, the dealer manager fee nor the reimbursement of organizational and offering expenses will be paid on shares of our common stock issued pursuant to our distribution reinvestment plan.

(3)
Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(4)
Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and real estate related securities, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest bearing accounts and preferred equity securities. The number of real properties we are able to acquire or develop and the amount of real estate related securities in which we are able to invest will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the purchase price of the real properties we acquire or develop and the real estate related securities in which we invest. We are not able to estimate the number of real properties we may acquire or develop or the amount of real estate related securities in which we may invest assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

(5)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We will pay the Advisor acquisition fees in connection with each real property investment acquired on our behalf. The acquisition fees will vary depending on whether the asset acquired is in the operational, developmental or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost. All or a portion of the acquisition fees may be reallowed to the Advisor's strategic partners. We will not pay any fees for acquisitions of real estate related securities investments. Acquisition fees do not include acquisition expenses.

(6)
The amounts in this table assume (a) a portfolio comprised of 75% real properties and 25% real estate related securities, (b) that all real properties acquired are in the operational stage, (c) there is zero leverage in the portfolio, and (d) the proceeds from this offering are fully invested. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties and real estate related securities could exceed the amounts stated above. In addition, if we were unable to fully invest the proceeds from this offering, or if we were to acquire real properties in the development stage or if the composition of our portfolio were to deviate from the 75%/25% ratio of real property to real estate related securities assumed in this table, then these amounts could change.

(7)
Because most of the leases for the real properties to be acquired by us will likely provide for customer reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(8)
Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired. For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property's contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

(9)
Assuming that we sell the minimum of $2 million in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, we anticipate that we will invest an estimated $1.3 million in real properties and $440,000 in real estate related securities. Assuming that we sell the maximum assumed primary allocation of $1.5 billion in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, we anticipate that we will invest an estimated $1.0 billion in real properties and $335 million in real estate related securities. Assuming that we sell the maximum of $1.5 billion in shares of our common stock pursuant to the primary offering and $500 million in shares of our common stock pursuant to the DRIP offering, we anticipate that we will invest an estimated $1.37 billion in real properties and $460 million in real estate related securities. The amounts in this footnote assume (a) a portfolio comprised of 75% real properties and 25% real estate related securities, (b) that all real properties acquired are in the operational stage, (c) there is zero leverage in the portfolio, and (d) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP and changes in the asset allocation framework relating to investments in real properties and real estate related securities. As a result, the estimated amounts in this footnote that we anticipate to be invested in real properties and real estate related securities may also change.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

        The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real properties and real estate related securities investments. Our Advisor will have primary responsibility for implementing our investment strategy and will actively monitor and manage our overall portfolio to achieve diversification across multiple dimensions including:

  •
  Both public and private investments;

  •
  Various equity and debt capital structures (including common stock, preferred stock and various forms of debt and other securities);

  •
  Various real property sectors (such as office, industrial, retail, multi family and others);

  •
  Various geographic markets primarily located throughout North America;

  •
  Diversified tenant profiles and lease terms; and

  •
  Various real estate developers, operators and investment managers who may serve as the Advisor's strategic partners.

General Portfolio Diversification Objectives

        We believe that a diversified investment portfolio may potentially offer investors a higher investment return for a given level of risk relative to a more concentrated investment portfolio. We also believe that most real estate markets are cyclical in nature, and therefore we believe that a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. In addition, we believe that a diversified tenant base, achieved by investing in multiple real property sectors, may mitigate the economic impacts associated with a single tenant or type of tenant potentially defaulting under its lease, such leases being the primary source of revenue for most direct real property investments. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate related securities may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide higher returns to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

        We generally intend to utilize a long-term buy and hold strategy for investments within the Real Estate Portfolio whereby the majority of the total investment return is expected to be derived from properties that have significant operating histories and a steady stream of current income from existing leases. We also intend to pursue a generally smaller proportion of "value added" opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows. In these cases, the total investment return is generally expected to have a relatively larger component derived from capital appreciation. Furthermore, we may also pursue real property investments in various stages of development that may have a significant portion of the total investment return derived from capital appreciation.

Investment Objectives

        Our primary investment objectives include the following:

  •
  Providing portfolio diversification;

  •
  Providing current income to our stockholders in the form of consistent quarterly cash distributions;

  •
  Preserving and protecting our stockholders' capital contributions;

  •
  Realizing capital appreciation upon the ultimate sale of our assets; and

  •
  Providing limited interim liquidity to our stockholders through our current share redemption program and the possibility of a future Liquidity Event.

        To achieve our investment objectives, we intend to invest on average 70% to 80%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 20% to 30%, but in any event no more than 40%, of our total assets in real estate related securities. Direct real property investments will generally focus on real properties in multiple sectors and geographies primarily in North America, consisting of high-quality office, industrial, retail, multi family and other real property types. Real estate related securities investments will generally focus on real estate common and preferred equities, CMBS and other forms of mortgage debt and certain illiquid securities.

Investment Portfolio Allocation Targets

        We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

        Neither we nor the Advisor have presently identified, acquired or contracted to acquire any real property or real estate related securities. We will supplement this prospectus during the offering period in connection with the acquisition of real properties or real estate related securities.

Real Estate Portfolio

        We plan to make direct investments, via equity interests and/or joint ventures, in real properties in multiple sectors, consisting of high-quality office, industrial, retail, multi family and other real property types. Other real property types may include, but are not limited to, parking facilities, hotels, storage facilities, manufactured housing, golf courses and unimproved land. We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

        We expect that a majority of our direct real property investments will consist of income producing real properties that have been fully constructed and that have significant operating histories. However, we also intend to pursue a generally smaller proportion of "value added" opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures and/or improved real property management may increase cash flows. We may also invest in real properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of closing.

        The Advisor will have substantial discretion with respect to the selection of real property investments. In determining the specific types of direct real property investments to make, the Advisor will utilize the following criteria:

  •
  Positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

  •
  Diversification benefits relative to the rest of the Real Estate Portfolio;

  •
  Broad assessment of macro and microeconomic, employment and demographic data and trends;

  •
  Regional, market and property specific supply/demand dynamics;

  •
  Credit quality of in-place tenants and the potential for future rent increases;

  •
  Physical condition and location of the asset;

  •
  Market rents and opportunity for revenue and net operating income growth;

  •
  Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

  •
  Liquidity and income tax considerations; and

  •
  Additional factors considered important to meeting our investment objectives.

        The board of directors intends to delegate to the Investment Committee the authority to approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

        We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the Real Estate Portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Securities Portfolio

        Our primary targeted real estate related securities investments include the following: (i) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies); (ii) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iii) certain types of illiquid securities not actively traded on the open market which may help us reach our diversification and other investment objectives. These illiquid securities may include, but are not limited to, mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities.

        The Advisor and its strategic partner(s) will have substantial discretion with respect to the selection of specific real estate related securities investments. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See "Investment Strategy, Objectives and Policies—Investment Limitations." Consistent with such requirement, in determining the types of real estate related securities investments to make, the Advisor will adhere to a board approved asset allocation framework consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and (iii) exposure limits to securities subclasses (such as common equities, mortgage debt and illiquid securities). Within this framework, the

Advisor will evaluate specific criteria for each prospective real estate related securities investment including:

  •
  Positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

  •
  Diversification benefits relative to the rest of the Securities Portfolio;

  •
  Fundamental securities analysis;

  •
  Quality and sustainability of underlying property cash flows;

  •
  Broad assessment of macro economic data and regional property level supply and demand dynamics;

  •
  Potential for delivering high current income and attractive risk-adjusted total returns; and

  •
  Additional factors considered important to meeting our investment objectives.

        We are not specifically limited in the number or size of our real estate related securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate related securities. However, we will not make any such investment if it would cause us to exceed our intended allocation of overall real estate related securities investments. We do not presently intend to invest more than 40% of our total assets in the Securities Portfolio. In addition, we may not invest more than 10% of the aggregate cost of the Securities Portfolio in illiquid securities. The specific number and mix of real estate related securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate related securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Strategic Partners

        In addition to utilizing its own management team, the Advisor will seek to form strategic partnerships with recognized leaders in the real estate and investment management industries. These partnerships are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers and to potentially give us access to a greater number of high-quality real property and real estate related securities investment opportunities.

        We believe that the Advisor's relationships with focused real estate development, operational and investment management specialists may enhance our ability to achieve our investment objectives. We also believe that the Advisor's relationships with multiple high-quality strategic partners may offer diversification benefits by reducing the dependency on a single firm. In addition, we expect the Advisor's strategic partnerships to help broaden and deepen our real estate industry relationships, thereby allowing us to access additional investment research, multiple acquisition pipelines, additional financing sources and other benefits without a significant investment of our own time or resources.

        In selecting strategic partners to assist with the selection, acquisition and/or operation of real properties within the Real Estate Portfolio and real estate related securities within the Securities Portfolio, the Advisor will use various criteria, including, but not limited to, a combination of the following:

  •
  A disciplined approach to real estate investing;

  •
  Access to a steady flow of potential acquisitions that meet our investment criteria;

  •
  Significant investment research capabilities;

  •
  Depth of relationships across the commercial real estate industry;

  •
  Financial resources and stability;

  •
  A significant investment and/or operating history regarding the specific securities type(s), direct real estate product type(s) and/or geographic market(s) being considered;

  •
  A track record of success in preserving capital and growing property-level net operating income and/or securities investment yields; and

  •
  Other potential factors deemed important to the selection, acquisition and/or operation of real properties within the Real Estate Portfolio and real estate related securities within the Securities Portfolio.

        The Advisor's strategic partners, some of whom may be affiliates of ours, will be compensated through a combination of (a) reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor and (b) potential profit participation in connection with specific portfolio asset(s) identified by them and invested in by us. We may also enter into joint ventures, partnerships or similar arrangements with the Advisor's strategic partners for the purpose of acquiring portfolio assets and, in such cases, the strategic partners may or may not make an equity capital contribution to any such arrangement.

        Any agreement(s) between the Advisor and its strategic partners will be structured in a manner designed to align the strategic partners' incentives with our stockholders' interests and our investment objectives. To the extent that agreements are entered into with affiliates, such agreements will be subject to approval by our independent directors and will include provisions to avoid duplication of fees paid by investors.

        The Advisor intends to engage Dividend Capital Trust and Dividend Capital Investments as strategic partners in connection with industrial real property investments and real estate related securities investment management, respectively.

Development and Construction of Properties

        We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of the aggregate cost of the Real Estate Portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor

        Although we currently have no intention in doing so, we are not precluded from acquiring real properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus. See "Conflicts of Interest—Conflict Resolution Procedures."

Joint Venture Investments

        We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

        We expect that our board of directors or the appropriate committee of our board would normally approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property or leases with one or more major tenants for occupancy at a particular real property and prior to the satisfaction of all major contingencies contained in such purchase agreement. However, the board's approval of a joint venture may occur before or after any such time, depending upon the particular circumstances surrounding each potential joint venture agreement. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

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  A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

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  The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

        The Advisor currently intends to enter into one or more joint venture agreements with Dividend Capital Trust to acquire and manage industrial real property investments. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest.

        In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner's interest in the real property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Real Property Ownership

        Our investment in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (a) directly through DCTRT Real Estate Holdco LLC, a wholly owned subsidiary of the Operating Partnership or wholly owned subsidiaries thereof, or (b) indirectly through limited liability interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of the Advisor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See "Federal Income Tax Considerations—Sale-Leaseback Transactions."

        In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

        Our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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  Plans and specifications;

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  Environmental reports;

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  Surveys;

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  Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

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  Audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the Commission and delivered to stockholders; and

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  Title and liability insurance policies.

        We will not close a transaction involving the purchase of a real property asset unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each real property purchased and until we are generally satisfied with the environmental status of the real property.

Terms of Leases and Tenant Creditworthiness

        The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants for industrial properties will be corporations or other entities that have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor. We anticipate that major corporations, smaller corporations and other organizations will be our tenants under many retail and office property leases. These types of tenants, as well as individuals who may be tenants under multi family property leases, will generally be subjected to a credit review and will generally be required to meet certain creditworthiness standards as applied by the Advisor prior to entering into new leases with us or upon renewal of existing leases.

        We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our industrial, retail or office buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

        In this regard, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for industrial, office or multi family properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant's income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant's income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Disposition Policies—Real Estate Portfolio

        We intend to acquire assets within the Real Estate Portfolio with an expectation of holding each asset for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. A real property asset may be sold before the end of the expected holding period if:

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  There exist diversification benefits associated with disposing of the asset and rebalancing either or both of the Real Estate Portfolio and the Securities Portfolio;

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  An opportunity has arisen to pursue a more attractive real property or real estate related securities investment;

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  In the judgment of the Advisor, the value of the asset might decline;

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  A major tenant has involuntarily liquidated or is in default under its lease;

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  The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

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  There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

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  In the judgment of the Advisor, the sale of the real property is in our best interests.

        The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements Annual Distribution Requirement." The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

        The board of directors intends to delegate to the Investment Committee the authority to approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price of up to $25,000,000. The Board, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price greater than $25,000,000.

Disposition Policies—Securities Portfolio

        The Advisor and its strategic partners will have substantial discretion in connection with the disposition of assets within the Securities Portfolio. In general, the holding period for assets within the Securities Portfolio is expected to be shorter than the holding period for assets within the Real Estate Portfolio. The determination of whether a particular real estate related securities asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum capital appreciation. Relevant factors that will be considered by the Advisor and its strategic partners when disposing of a securities asset include:

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  The prevailing economic, real estate and securities market conditions;

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  The extent to which an asset has realized its expected capital appreciation;

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  Portfolio rebalancing and optimization within the board approved asset allocation framework;

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  Diversification benefits;

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  Opportunities to pursue a more attractive real property or real estate related securities investment;

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  Liquidity benefits with respect to sufficient funds for the share redemption program; and

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  Other factors that, in the judgment of the Advisor and its strategic partners, determine that the sale of the real estate related security is in our best interests.

        All securities dispositions will be made pursuant to the board approved asset allocation framework and within the discretionary limits and authority as granted by the board of directors to the Advisor and its strategic partners.

Borrowing Policies

        We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of assets for our Real Estate Portfolio and our Securities Portfolio. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

        There is no limitation on the amount we may invest in any single improved real property or real estate related securities investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (a) the cost of our Real Estate Portfolio before non-cash reserves and depreciation and (b) the cost of our Securities Portfolio. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

        By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

        The Advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

        Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which may require the approval of the holders of a majority of the shares of our common stock entitled to vote on the matter. Unless the charter is amended, we will not:

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  Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate related securities;

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  Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  Make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS, or residential mortgage backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

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  Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

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  Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See "Investment Strategy, Objectives and Policies—Securities Portfolio;"

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  Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, the Advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

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  Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

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  Make or invest in mortgage loans, including construction loans but excluding any investment in CMBS, or residential mortgage backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

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  Borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75% of the sum of (a) the cost of our Real Estate Portfolio before non-cash reserves and depreciation and (b) the value of our Securities Portfolio;

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  Make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets; or

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  Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Considerations

        We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority-owned subsidiaries) and /or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in "mortgages and other liens on and interests in real estate," which we refer to as Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus other real properties and real estate related securities. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act.

        If we fail to own a sufficient amount of Qualifying Real Estate Assets or Qualifying Real Estate Assets plus other real properties and real estate related securities to satisfy the requirements of Section 3(c)(5)(C) and could not rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

Private Placements By The Operating Partnership

        The Operating Partnership intends to offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code.

        The Operating Partnership intends to pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor would be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership would be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership would be obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership would also be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

        If the Operating Partnership were to exercise its right to acquire tenancy-in-common interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders' equity as a selling cost of the OP Units.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board's direction, oversight and approval.

        As of the date of this prospectus, we will have a total of five directors on our board of directors, three of whom will be independent of us, the Advisor and our respective affiliates. An "independent director" is a person who is not an officer or employee of ours, the Advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our "affiliated directors." We currently have a total of two directors on our board of directors, both of whom are affiliated.

        As of the date of this prospectus, our charter will provide that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than 15. The charter will also provide that a majority of the directors must be independent directors. Our charter will provide that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

        Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

        If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors' positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

        At or before the first meeting of a board of directors consisting of a majority of independent directors, our charter will be reviewed and ratified by a majority vote of the directors and of the independent directors. A majority of the independent directors must approve matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, Advisors or affiliates fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders' election of directors, and our distribution reinvestment plan.

        The responsibilities of the board of directors include:

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  Approving and overseeing our overall investment strategy, which will consist of elements such as (i) allocation percentages of capital to be invested in real properties and real estate related securities, (ii) diversification strategies, (iii) investment selection criteria for assets to be acquired as part of the Real Estate Portfolio, (iv) investment selection criteria for assets to be acquired as part of the Securities Portfolio, (v) asset disposition strategies and (vi) strategic partnerships;

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  Approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments. The board of directors intends to delegate to the Investment Committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of up to $25,000,000;

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  Approving an asset allocation framework for investing in real estate related securities consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and (iii) exposure limits to securities subclasses such as common equities, CMBS and illiquid securities;

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  Approval of specific discretionary limits and authority to be granted to the Advisor and to the Advisor's strategic partners in connection with the purchase and disposition of real estate related securities that fit within the asset allocation framework;

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  Approving and overseeing our debt financing strategies;

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  Approving and monitoring the relationship between the Operating Partnership and the Advisor;

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  Approving joint ventures, limited partnerships and other such relationships with third parties;

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  Approving a Liquidity Event;

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  Determining our distribution policy and declaring distributions from time to time; and

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  Approving amounts available for redemptions of shares of our common stock.

        The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

        The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

        The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

        In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors, (including a majority of the independent directors) not otherwise interested in the transaction, approves all transactions with any of our directors, the Advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. As part of their review of the Advisor's compensation, the independent directors will consider factors such as:

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  The quality and extent of the services and advice furnished by the Advisor;

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  The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

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  The success of the Advisor in generating investment opportunities that meet our investment objectives;

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  Rates charged to other externally advised REITs and other similar investors by advisors performing similar services; and

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  Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

Committees of The Board

        Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. We currently have two directors on our board of directors, both of whom are affiliated. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have five directors on our board, three of whom shall be independent. Our board of directors has established an Audit Committee. Our board of directors intends to establish an Investment Committee, a Compensation Committee and the current members of our board of directors will be the only members of those committees until the three independent directors are selected.

  Investment Committee

        Our board of directors intends to delegate to the Investment Committee (a) certain responsibilities with respect to specific real property and real estate related securities investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee will be comprised of three directors, at least two of whom will be independent directors.

        With respect to the Real Estate Portfolio, the board of directors intends to delegate to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments.

        With respect to the Securities Portfolio, the board of directors intends to delegate to the Investment Committee certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities investment strategy and asset allocation framework.

  Audit Committee

        The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee's primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is currently comprised of our two affiliated directors. As of the date of this prospectus, the Audit Committee will be comprised of three directors, each of whom will be independent directors in accordance with the requirements set forth in Rule 10A-3 promulgated under the Exchange Act.

  Compensation Committee

        Our board of directors intends to establish a Compensation Committee to administer a long term incentive plan. The primary function of the Compensation Committee is to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the long term incentive plan. The Compensation Committee will be comprised of three directors, at least two of whom will be independent directors.

Directors and Executive Officers

        Our directors and executive officers, their ages as of April 15, 2005 and their positions and offices are as follows:

Name	Age	Position
John E. Biallas	43	President, Secretary and Director
Troy J. Bloom	29	Treasurer and Director

        John E. Biallas, age 43, has served as the President, Secretary and a director of Dividend Capital Total Realty Trust Inc. since its inception. Mr. Biallas has been active in finance, investment and operational activities in the real estate and technology industries since 1988. Mr. Biallas joined Dividend Capital Group in February 2005, where he currently serves as Vice President of Finance and Operations and as a member of the Advisor's management team. From September 2003 until January 2005, Mr. Biallas was engaged in private consulting activities, and from February 2002 until August 2003, he was Senior Financial Officer at Ameriton Properties Incorporated, a multifamily real estate investment subsidiary of Archstone-Smith, where he had overall responsibility for Ameriton's financial operations, including debt financing activities, investor relations, accounting and financial reporting. From 2000 to 2002, Mr. Biallas was a Senior Director in the corporate finance group at Level 3 Communications, a public telecommunications company based in Denver, Colorado. From 1995 to 1999 Mr. Biallas served as Vice President for Security Capital Group, a real estate investment firm, formerly based in Santa Fe, New Mexico, which was acquired by GE Capital in 2003. During his tenure with Security Capital Group, Mr. Biallas was responsible for various investment research, financial operations, strategic planning, capital markets and investment acquisition-related activities for its real estate affiliates, which included ProLogis, Archstone-Smith, Regency Centers, Homestead Village, Belmont Corp., Security Capital European Realty, and various other real estate investment and operating companies. In addition, from 1988 to 1991, Mr. Biallas was a financial analyst with the real estate investment banking group at Goldman Sachs, located in New York, New York. Mr. Biallas received his undergraduate degree in Computer Engineering Magna Cum Laude from the University of Michigan and his MBA from the Stanford University Graduate School of Business.

        Troy J. Bloom, age 29, has served as the Treasurer and a director of Dividend Capital Total Realty Trust, Inc. since its inception. Mr. Bloom has been active in investment banking, capital raising and structured financings for real estate and other corporate clients since 1999. Mr. Bloom joined Dividend Capital Group in September 2003, where he has been responsible for transaction structuring and capital raising for Dividend Capital Group and its affiliated entities. Prior to joining Dividend Capital Group, from 1999 to 2003 Mr. Bloom held various investment banking positions with Merrill Lynch, most recently as an Associate in the Global Markets & Investment Banking Division where he participated in structured finance transactions involving real estate and other asset classes. Mr. Bloom holds a Bachelor's degree in Finance with honors from Pennsylvania State University.

        Messrs. Biallas and Bloom are currently employed by the Advisor. Our directors and executive officers will serve until their successors are elected and qualified.

Compensation of Directors

        We will pay each of the independent directors $7,500 per quarter plus $1,000 for each board or committee meeting attended. In addition, we intend to grant stock based awards to each of our independent directors then in office on the date of each annual stockholder's meeting, which awards will be granted under the long term incentive plan and subject to the conditions and restrictions thereof. In connection with this offering, we intend to grant awards to each of our independent directors in office as of the date of this prospectus. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

Long Term Incentive Plan

        Prior to the date of this prospectus, we intend to adopt a long term incentive plan, which we and the Advisor will use to attract and retain qualified independent directors, employees, advisors and consultants, as applicable, considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long term incentive plan will provide for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to those independent directors, employees, advisors and consultants selected by our Compensation Committee for participation in the long term incentive plan. However, any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to be issued to independent directors, employees and advisors will provide for exercise prices that are not less than the fair market value of our common stock on the date of the grant and shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards.

        Our Compensation Committee will administer the long term incentive plan, with sole authority (following consultation with the Advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our Compensation Committee, no award granted under the long term incentive plan will be transferable except through the laws of descent and distribution.

        Prior to the date of this prospectus, we will establish an aggregate maximum number of shares to be reserved for issuance under the long term incentive plan, and will also establish aggregate maximum numbers of shares to be made subject to stock options or similar awards, and for restricted stock and similar awards. In addition, we will establish an individual maximum with respect to awards to be made to certain individuals. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, extraordinary dividend, our compensation committee will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

        The long term incentive plan will contain provisions concerning the treatment of awards granted under the plan in the event of a change in our control. The long term incentive plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long term incentive plan at any time. The expiration or other termination of the long term incentive plan will have no adverse impact on any award that is outstanding at the time the long term incentive plan expires or is terminated. The board of directors may amend the long term incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis, and no amendment to the long term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

        Our charter and, with respect to our directors only, indemnification agreements with each director, limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the current Maryland General Corporation Law. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, we intend to obtain directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  The director or officer actually received an improper personal benefit in money, property or services; or

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  With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our officers, our employees, our agents, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

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  Our directors, our officers, our employees, our agents, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  Our directors, our officers, our employees, our agents, the Advisor or its affiliates were acting on our behalf or performing services for us;

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  In the case of affiliated directors, that the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

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  In the case of our officers, our independent directors, our employees, our agents, the Advisor or their affiliates, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

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  That the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

        We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the

Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the forgoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the REIT Guidelines adopted by the North American Securities Administrators Association.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

        The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, our officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  There has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

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  Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

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  Dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

        We may advance funds to directors, officers, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

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  The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

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  The party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

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  The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

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  The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

        Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

        The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

        We will rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are party to an advisory agreement, dated                        , 2005.

The Advisor

        Under the terms of the Advisory Agreement, the Advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

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  Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

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  Research, identify, review and recommend to our board of directors for approval real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

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  Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties and real estate related securities will be made;

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  Actively oversee and manage the Real Estate Portfolio and the Securities Portfolio for purposes of meeting our investment objectives;

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  Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

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  Select joint venture and strategic partners, structure corresponding agreements and oversee and monitor these relationships;

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  Arrange for financing and refinancing of our assets; and

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  Recommend various Liquidity Events to our board of directors when appropriate.

        The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or third parties, including the Advisor's strategic partners.

        The Advisor is managed by the following individuals:

John E. Biallas	James R. Mulvihill
Troy J. Bloom	Thomas G. Wattles
John A. Blumberg	Evan H. Zucker
Thomas I. Florence

        For biographical information regarding Messrs. Biallas and Bloom, see "Management—Directors and Executive Officers."

        John A. Blumberg, age 45, is a manager of the Property Manager. Mr. Blumberg is also a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chief Executive Officer of Mexico Retail Partners, which we refer to as "MRP." MRP, a joint venture between an affiliate of Black Creek Capital LLC and Equity International Properties (a Sam Zell controlled investment company), is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and as of June 30, 2005, with Mr. Zucker and Mr. Mulvihill, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of 244 real estate projects with an aggregate value of approximately $2 billion. Prior to co-founding Black Creek Capital LLC, Mr. Blumberg was president of JJM Investments, which owned 113 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer's Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer's Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications. Mr. Blumberg holds a Bachelor's degree from the University of North Carolina at Chapel Hill.

        Thomas I. Florence, age 42, is a manager of both the Advisor and the Dealer Manager, the president of Dividend Capital Investments and a principal of Dividend Capital Group LLC, which he joined in June 2003. Mr. Florence has over 19 years of experience in the financial services industry. Prior to joining the Dealer Manager, from March 2000 to January 2003 he was a Managing Director at Morningstar Inc. with oversight responsibility of the 800 person company operating in 13 countries. In September 2003, Mr. Florence founded and was President of Morningstar Investment Services, an investment advisory firm specializing in the engineering of asset allocation portfolios for the clients of investment advisors. Prior to Morningstar, Mr. Florence was a Senior Vice President at Pilgrim Baxter and Associates responsible for managing a distribution organization with over $25 billion in assets under management. Prior to Pilgrim Baxter, he held management positions at Fidelity Investments. Mr. Florence holds a Bachelor's degree from Pennsylvania State University and is a graduate of Northwestern University's Kellogg Management Institute.

        James R. Mulvihill, age 40, is a manager of both the Advisor and the Property Manager and is the Chairman of Dividend Capital Investments' board of managers. Mr. Mulvihill is also a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chairman of the Board of Corporate Properties of the Americas, which we refer to as "CPA." CPA, a joint venture between an affiliate of Black Creek Capital LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. To date, CPA has developed and/or acquired approximately 11.4 million square feet of industrial buildings and developed industrial parks totaling approximately 710 acres. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and as of June 30, 2005, with Mr. Zucker and other affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of 244 real estate projects with an aggregate value of approximately $2 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Capital, LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

        Thomas G. Wattles, age 53, is the Chairman, Chief Investment Officer and a director of Dividend Capital Trust, and a manager of the Property Manager. Mr. Wattles is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, both of which he joined in February 2003. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), and served as Chairman between March 1997 and May 1998. Mr. Wattles was a Managing Director of Security Capital Group Incorporated, which we refer to as "Security Capital Group," and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers

Corporation (NYSE: REG) and chairs its Investment Committee. Mr. Wattles holds a Bachelor's degree and an MBA degree from Stanford University.

        Evan H. Zucker, age 40, is a manager of both the Advisor and the Property Manager and is a member of Dividend Capital Investments' board of managers. Mr. Zucker is also the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and as of June 30, 2005, with Mr. Mulvihill and other affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of 244 real estate projects with an aggregate value of approximately $2 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor's degree in Economics.

The Advisory Agreement

        The term of the Advisory Agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

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  Immediately by us for "cause," or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

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  Without cause by a majority of our independent directors upon 60 days' written notice; or

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  With "good reason" by the Advisor upon 60 days' written notice.

        "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a material breach of the Advisory Agreement by the Advisor.

        In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

        The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any real property acquisitions, developments or dispositions including real property portfolio acquisitions, developments and dispositions without the prior approval of the majority of our Investment Committee, or our board of directors, as the case may be. The Advisor and its strategic partners may only make investments in or dispositions of real estate related securities within the board approved asset allocation framework and under the specific discretionary limits and authority granted by the board of directors and the Investment Committee. The actual terms and conditions of transactions involving investments in real properties and real estate related securities shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

        We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

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  Cumulative organizational and offering expense reimbursement in an amount up to 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis, to reimburse legal, accounting, printing and expenses attributable to our organization, preparing the registration statement, qualification of the shares of our common stock for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of our common stock, other than the sales commission and the dealer manager fee; we intend to use up to the full amount of the initial capital contributed to us by the Advisor and its affiliates to directly pay a portion of the Securities and Exchange Commission filing fee associated with this offering, which we refer to as the "pre-paid offering expense." As a result, we will withhold from offering and expense reimbursement payments otherwise payable to the Advisor in connection with this offering, a total amount equal to the pre-paid offering expense. After such time as the total amount withheld by us equals the total pre-paid offering expense, the Advisor will then be eligible to receive reimbursement payments from us. To the extent that we have not fully recovered the pre-paid offering expense as a result of withheld reimbursements within one year from the date the minimum offering requirements are met, the Advisor will be obligated to pay us an amount equal to the unrecovered portion of the pre-paid offering expense.

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  The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties and securities; and

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  Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

        The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes-Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organizational and offering expense reimbursement or amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        The Advisor and its affiliates will be paid fees in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Shares of Common Stock, OP Units and Special Units

        The Advisor currently owns 20,000 OP Units of the Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these OP Units during the period it serves as our Advisor. We are the sole general partner of the Operating Partnership and currently own 200 OP Units for which we contributed $2,000. The parent of the Advisor owns all of the Special Units, for which it contributed $1,000. An affiliate of the Advisor also owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See "Description of Capital Stock" for a more detailed description of the resale restrictions.

Affiliated Companies

  Property Manager

        Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties.

        We will pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multi family and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area.

        In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Federal Income Tax Considerations."

        The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager's general overhead costs.

  Dealer Manager

        The Dealer Manager is a member firm of the NASD. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Dividend Capital affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See "Plan of Distribution."

        We will pay the Dealer Manager a sales commission of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In lieu of the sales commission and the dealer manager fee, the Dealer Manager will receive a servicing fee of up to 1.0% of the primary offering price for shares of our common stock issued pursuant to the distribution reinvestment plan.

Management Decisions of the Advisor

        Messrs. Biallas, Bloom, Blumberg, Florence, Mulvihill, Wattles and Zucker will have primary responsibility for management decisions of the Advisor, including the selection of investments to be recommended to our board of directors for inclusion in our Real Estate Portfolio and our Securities Portfolio, the negotiations in connection with these investments, and the property management and leasing of real properties in the Real Estate Portfolio.

Management Compensation

        Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

        We have not yet paid any compensation to our executive officers or the Advisor. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager and the Dealer Manager. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Mark D. Quam, Thomas G. Wattles and Evan H. Zucker. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor, the Property Manager and the Dealer Manager, as applicable, are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of the Advisor and review the compensation we pay the Advisor to determine that the provisions of the Advisory Agreement are carried out.

Summary of Fees, Commissions and Reimbursements

Type of Fee and Recipient		Description and Method of Computation
Organizational and Offering Stage
•	Sales Commission—the Dealer Manager(1)	Up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering (all or a portion of which may be reallowed to participating broker dealers).
•	Dealer Manager Fee—the Dealer Manager(1)
Up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering (up to 1.0% of which the Dealer Manager may reallow to participating broker dealers as a marketing expense reimbursement based on such factors as the volume of shares of our common stock sold by such participating broker dealers, marketing support and due diligence fees and expenses incurred).
•	Distribution Reinvestment Plan Servicing Fee—the Dealer Manager
Up to 1.0% of the primary offering price for shares of our common stock issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker dealers). Neither the sales commission, the dealer manager fee, nor the organizational and offering expense reimbursement will be paid with respect to these shares.
•	Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(2)
Up to 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).
Operational Stage
•	Acquisition Fees—the Advisor(3)	The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's strategic partners) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost.

•	Asset Management Fees—the Advisor(4)
The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's strategic partners) in connection with the active oversight and investment management of the Real Estate Portfolio and the Securities Portfolio.

For assets within the Real Estate Portfolio, the asset management fee will consist of: (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non cash reserves and depreciation) of all real property assets within the Real Estate Portfolio; (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets within the Real Estate Portfolio; and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition.
For assets within the Securities Portfolio, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the value of the Securities Portfolio.
•	Property Management and Leasing Fees—the Property Manager(4)
An amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multi-family and other real property types).

In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 5% to 10% of the projected first years' annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multi-family and other real property types).
Liquidity Stage
•	Real Estate Sales Commission—the Advisor or its Affiliates(5)	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that 50.0% of such commission shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

•	Special Units—Dividend Capital Total Advisors Group, LLC, the parent of the Advisor
Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one time cash payment upon the redemption of the Special Units.

So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non compounded annual pre tax return on our net contributions.

In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one time cash payment to the holder of the Special Units, upon the earliest to occur of the following events:
		(i)	The listing of our common stock on a national or other securities exchange or over the counter market, which we refer to as a "Listing Liquidity Event;"
(ii)
Conversion of our current redemption program into a redemption program that would feature components including, but not limited to, (a) a redemption price generally equal to our net asset value per share calculated in accordance with policies and procedures developed by our board of directors, and (b) annual redemption limits that would be increased relative to our current share redemption program, which we refer to as a "Redemption Program Liquidity Event;"
(iii)
Our conversion to an open end fund structure that would feature elements including, but not limited to, (a) offering and redeeming shares at the then current net asset value per share calculated in accordance with policies and procedures developed by our board of directors, and (b) annual redemption limits that would be increased relative to our current share redemption program, which we refer to as an "Open End Fund Liquidity Event;"

(iv)
The termination or non renewal of the Advisory Agreement, which we refer to as an "Advisory Agreement Termination Event," (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by us or the Operating Partnership other than for "cause."

Upon a Listing Liquidity Event, the one time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30 day period beginning 90 days after such listing. Upon a Redemption Program Liquidity Event, an Open End Fund Liquidity Event, or an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," the one time cash payment to the holder of the Special Units will be $1.

Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from us or the Operating Partnership including any participation in the quarterly distributions we intend to make to our stockholders. In addition, it is possible that certain of our stockholders would receive more or less than the 6.5% cumulative non compounded annual pre tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

(1)
The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)
The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing,

  salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us. We intend to use up to the full amount of the initial capital contributed to us by the Advisor and its affiliates to directly pay a portion of the Securities and Exchange Commission filing fee associated with this offering, which we refer to as the "pre-paid offering expense." As a result, we will withhold from offering and expense reimbursement payments otherwise payable to the Advisor in connection with this offering, a total amount equal to the pre-paid offering expense. After such time as the total amount withheld by us equals the total pre-paid offering expense, the Advisor will then be eligible to receive reimbursement payments from us. To the extent that we have not fully recovered the pre-paid offering expense as a result of withheld reimbursements within one year from the date the minimum offering requirements are met, the Advisor will be obligated to pay us an amount equal to the unrecovered portion of the pre-paid offering expense.

(3)
We will pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(4)
The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. "Average invested assets" means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. "Total operating expenses" means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)
Although we are most likely to pay real estate sales commissions to the Advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

THE OPERATING PARTNERSHIP AGREEMENT

General

        The Operating Partnership was formed in April 2005 to own real property and real restate related securities investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

        In such a transaction, the property owner's goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction.

        We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. We are the sole general partner of the Operating Partnership. The Advisor and the parent of the Advisor have contributed a total of $201,000 to the Operating Partnership and are currently the only limited partners. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

        The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

        As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

        If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

        The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a "Publicly

Traded Partnership" for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership."

        The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

        Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner's positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

        The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

        In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing real estate related securities, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

  •
  All expenses relating to the formation and continuity of our existence;

  •
  All expenses relating to our public offering and registration of securities;

  •
  All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

  •
  All expenses associated with compliance by us with applicable laws, rules and regulations; and

  •
  All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights

        The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The Special Units will be redeemed for a specified amount of cash upon the earliest of: (a) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, or (b) any of the following Liquidity Events: a Listing Liquidity Event, a Redemption Program Liquidity Event or an Open-End Fund Liquidity Event. See "The Advisor and the Advisory Agreement—Management Compensation."

        Subject to the foregoing, holders of OP Units (other than the Advisor and the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Transferability of Operating Partnership Interests

        We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Advisor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner. In addition, the Advisor may not transfer its interest in the Operating Partnership as long as it is acting as our advisor.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with the Advisor and other affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

        Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, certain members of the Advisor's management team including John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker are presently, and plan in the future to continue to be, involved with 30 other real estate programs and activities. Present activities of these affiliates include:

  •
  Acting as advisor to Dividend Capital Trust in the acquisition, ownership, management and disposition of high-quality industrial buildings;

  •
  Making investments in the acquisition, ownership, development and management of industrial and retail properties located in various markets in Mexico;

  •
  Making investments in the acquisition, ownership, development and management of multifamily, condominium, golf and residential community properties primarily located in Denver, Colorado and the New York City metropolitan area; and

  •
  Making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado.

        The Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate related securities. None of the Dividend Capital affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor's Time

        We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its principals and some of its potential strategic partners, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees, its strategic partners and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, its employees and its strategic partners will devote only as much of its time to our business as the Advisor and the strategic partners, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor, its employees and its strategic partners may experience conflicts of interest in allocating management time, services, and functions among us and other Dividend Capital affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Dividend Capital affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Dividend Capital activities in which they are involved.

Competition

        We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. The Advisor anticipates that Dividend Capital Trust will act as one of its strategic partners with respect to our investments in industrial real property. The Advisor does not currently have procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Dividend Capital Trust. However, prior to the effective date of the registration statement of which this prospectus forms a part, the Advisor intends to develop procedures with Dividend Capital Trust to resolve such potential conflicts of interest; the Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See "Conflict Resolution Procedures—Dividend Capital Trust" for a description of how investment opportunities will be allocated between us and Dividend Capital Trust.

        We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate related securities. As a result of this competition, certain investment opportunities may not be available to us. The Advisor anticipates that Dividend Capital Investments will act as one of its strategic partners with respect to our investments in real estate related securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same general types of securities as those in which we intend to invest. The Advisor intends to develop procedures with Dividend Capital Investments to resolve potential conflicts of interest in the allocation of real estate related securities investments. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See "Conflict Resolution Procedures—Dividend Capital Investments" for a description of how Dividend Capital Investments will allocate investment opportunities among the Dividend Capital affiliated entities which are its clients.

        Certain of the Advisor's affiliates own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Dividend Capital affiliated entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Dividend Capital affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Dividend Capital affiliated entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

        We are affiliated with the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of the Advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. Accordingly, you do not have the benefit of such independent review and investigation.

        Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Dividend Capital affiliated entities that may have some or all investment objectives similar to ours.

Affiliated Property Manager

        We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is affiliated with the Advisor and in the future there is potential for a number of the members of the Advisor's management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. In addition, given that the Property Manager is affiliated with us and the Advisor, any agreements with the Property Manager will not be at arm's length and, therefore, the Company may pay more for services that could be provided more inexpensively by an unrelated entity.

Lack of Separate Representation

        Skadden, Arps, Slate, Meagher & Flom LLP has acted as special tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Advisor and the Dealer Manager in connection with this offering and may in the future act as counsel for each such company. Moye White LLP serves as special securities counsel to us, the Advisor and the Dealer Manager in connection with this offering and may continue to do so in the future. Skadden, Arps, Slate, Meagher & Flom LLP and Moye White LLP also serve as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

        Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor, to acquire, develop and/or manage real properties. We intend to enter into such agreements with Dividend Capital Trust with respect to certain industrial properties. The Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since the Advisor will make investment decisions on our behalf, agreements and transactions between the Advisor's affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm's length negotiation of the type normally conducted between unrelated parties.

Fees and Other Compensation to the Advisor and its Affiliates

        A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm's length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

        Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties or real estate related securities acquired or the services provided to us.

        Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

        We do not currently expect to purchase securities of Dividend Capital Trust or any other REIT or investment company which is affiliated with us. However, if any such investments are made, we, Dividend Capital Trust and/or the affiliated REIT or investment company would waive those fees which are necessary to avoid any duplication of the dealer manager fees, sales commissions, organizational and offering expense reimbursement, and asset management fees.

Conflict Resolution Procedures

  Independent Directors

        In order to reduce or eliminate potential conflicts of interest, our independent directors, as a group, will act on any matter permitted under Maryland law provided that they first determine that the matter at issue is such that the exercise of independent judgment by the board of directors or the Advisor and its affiliates could reasonably be compromised. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

  •
  The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

  •
  Transactions with affiliates, including our directors and officers;

  •
  Awards under the long term incentive plan; and

  •
  Pursuit of a potential Liquidity Event.

        Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

  Compensation Involving the Advisor and its Affiliates

        The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

  •
  The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

  •
  The success of the Advisor in generating investments that meet our investment objectives;

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  Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

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  Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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  The quality and extent of the services and advice furnished by the Advisor; and

  •
  The assurance of fair allocation of opportunities among Dividend Capital affiliated entities.

  Acquisitions Involving Affiliates

        We will not purchase or lease real properties in which the Advisor or its affiliates or any of our directors or officers has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

  Mortgage Loans Involving Affiliates

        Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors, our officers or any of their affiliates.

  Issuance of Options and Warrants to Certain Affiliates

        Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

  Repurchase of Shares of Common Stock

        Our charter prohibits us from paying a fee to the Advisor or our directors or officers or any of their affiliates in connection with our repurchase or redemption of our common stock.

  Loans and Expense Reimbursements Involving Affiliates

        We will not make any loans to the Advisor or to our directors or officers or any of our other affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

        In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption "The Advisor and the Advisory Agreement—The Advisory Agreement."

  Voting of Shares of Common Stock Owned by Affiliates

        Before becoming a stockholder, the Advisor or a director or officer or any of their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

  Conflicts Resolution Procedures—Dividend Capital Trust

        It is intended that Dividend Capital Trust will be selected by our Advisor to be one of its strategic partners responsible for performing services related to implementing our investment strategy for industrial real properties. In performance of its role as strategic partner, to the extent that Dividend Capital Trust becomes aware of an industrial real property investment opportunity that is suitable for us, we may, pursuant to our agreement with Dividend Capital Trust, co-invest equity capital with Dividend Capital Trust in the form of a joint venture. The terms of such a joint venture shall be no less favorable to us than would be available in an arm's length transaction with an unaffiliated third party.

        In determining whether an industrial real property investment opportunity is suitable for us and/or Dividend Capital Trust, the joint venture agreement(s) between our Advisor and Dividend Capital Trust will require each entity to evaluate several factors including, but not limited to:

  •
  Our investment objectives and criteria;

  •
  General real property and specific industrial sector investment allocation targets;

  •
  The income tax effects of the investment;

  •
  The size of the investment; and

  •
  The amount of our funds available and allocated for such an investment.

        The joint venture agreement(s) between our Advisor and Dividend Capital Trust will require that Dividend Capital Trust inform our Advisor, on a quarterly basis and upon reasonable request, of all investment opportunities that it has evaluated for suitability. Our Advisor will be required to provide this information to our board of directors, including our independent directors, who will use such information to (a) determine whether these conflicts resolution procedures are being fairly applied and (b) evaluate the performance of, and the compensation paid to, the Advisor.

        During any time when Dividend Capital Trust does not have adequate capital available to co-invest in a joint venture with us, Dividend Capital Trust may continue to serve as one of the Advisor's strategic partners. In this event, Dividend Capital Trust may continue to manage certain of our assets and present the Advisor with suitable industrial real property investment opportunities it identifies, as may be required by any such potential agreement(s).

  Conflicts Resolution Procedures—Dividend Capital Investments

        It is intended that Dividend Capital Investments will be selected by our Advisor to be one of its strategic partners responsible for performing services related to implementing our investment strategy for real estate related securities. Such investment opportunities may include publicly traded and illiquid securities.

        In connection with publicly traded securities investments, it will be generally economically beneficial for us to allow Dividend Capital Investments to aggregate our trade orders together with orders from Dividend Capital Investments' other clients for purposes of obtaining lower transaction costs, in accordance with Dividend Capital Investments' Trade Aggregation and Allocation Policy. Pursuant to that policy, orders for any one publicly traded security executed for various accounts at varying times with the same broker during the course of the trading day are generally allocated among the various accounts on an average price and commission basis in accordance with the purchase or sale orders actually outstanding at the time the order is placed for each account that day. Allocation among the accounts is proportionate to the total order and average commission/transaction costs are shared pro rata based on each client's participation in the transaction. Each aggregated order that is partially executed by the end of any given business day, unless otherwise required by the Trade Aggregation and Allocation Policy, will be allocated pro rata across all accounts participating in the trade. The primary purpose of this policy is to minimize the risk that any of Dividend Capital Investments' clients would be or could be systematically advantaged or disadvantaged by aggregation of trade orders and to promote fairness and equity for all Dividend Capital affiliated entities which are clients of Dividend Capital Investments.

        In connection with illiquid securities investments, Dividend Capital Investments will allocate investment opportunities to clients for whom the investment is suitable in accordance with its Investment Allocation Policy. In making this determination, Dividend Capital Investments will consider several factors including, but not limited to:

  •
  The investment objectives and criteria of each entity;

  •
  The policy of each entity relating to leverage of properties;

  •
  The anticipated cash flow of each entity;

  •
  The income tax effects of the investment on each entity;

  •
  The size of the investment; and

  •
  The amount of funds available to each entity and the length of time such funds have been available for investment.

        In the event that an illiquid securities investment opportunity becomes available that is equally suitable for us and one or more of Dividend Investments' other clients and there is insufficient quantity for each client to receive its full allocation, such investment opportunity will be allocated to each entity on a pro rata basis. If such an investment cannot be allocated to each entity on a pro rata basis,

Dividend Capital Investments will offer the investment opportunity to the entity that has had the longest period of time elapsed since it was offered an investment opportunity using this process.

        The potential agreement between our Advisor and Dividend Capital Investments will require that Dividend Capital Investments inform our Advisor, on a quarterly basis and upon reasonable request, of all illiquid securities investment opportunities that have been evaluated for suitability by Dividend Capital Investments. Our Advisor will be required to provide this information to our board of directors, including our independent directors, who will use such information to (a) determine whether these conflicts resolution procedures are being fairly applied and (b) evaluate the performance of, and the compensation paid to, the Advisor.

Conflicts Resolution Procedures—Other Dividend Capital Affiliated Entities

        To the extent that a future Dividend Capital affiliated entity makes investments similar in type to those in which we may invest, we will develop appropriate conflicts resolution procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and such entity.

BENEFICIAL OWNERSHIP OF SHARES OF
COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

        Montecito Investments, LLC(1) an affiliate of the Advisor, currently owns 200 shares of our common stock, which represents 100% of our issued and outstanding shares of our common stock. The Advisor and the parent of the Advisor(2) have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our advisor, neither the Advisor nor the parent of the Advisor may sell these OP Units.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Montecito Investments, LLC; 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202	200 Shares	100%
Dividend Capital Total Advisors LLC; 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202	20,000 OP Units(3)	—
Dividend Capital Total Advisors Group LLC; 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202	100 Special Units(4)	—

(1)
Montecito Investments, LLC is presently directly or indirectly controlled by Evan H. Zucker.

(2)
The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker.

(3)
Represents OP Units that are redeemable for shares of our common stock under certain circumstances.

(4)
Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

        The information presented in this section represents the historical experience of direct real estate and real estate securities related investment programs sponsored by certain affiliates of the Advisor and their principals. Such affiliates and principals include John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs. The information in this section should be read together with the Prior Performance Tables, included in this prospectus as Appendix A.

        Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored five Dividend Capital Group (which we refer to as "DCG") programs with investment objectives similar to ours. DCG is a real estate investment management company that focuses on creating, developing and operating institutional-quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs include providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

        The five DCG programs noted above include (i) Dividend Capital Trust, which we refer to as "DCT," (ii) Dividend Capital Exchange, which we refer to as "DCX," (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as "DCRIAF," (iv) Dividend Capital Realty Income Fund—Growth Composite, which we refer to as "DCRIF-Growth," and (v) Dividend Capital Realty Income Fund—Income Composite, which we refer to as "DCRIF-Income."

        DCT is a non-traded REIT that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. As of June 30, 2005, DCT had raised a total of $984,753,126 in equity capital from 24,642 investors in conjunction with three public offerings. As of June 30, 2005, DCT had acquired a total of 131 industrial buildings in 19 markets throughout the United States that had an aggregate gross book value of $ 1,040,957,359. Of these 131 buildings, 18 were located in Georgia, 7 were located in Maryland, 5 were located in Massachusetts, 7 were located in Illinois, 7 were located in Ohio, 42 were located in Texas, 1 was located in Indiana, 1 was located in Colorado, 9 were located in California, 2 were located in Kentucky, 14 were located in Tennessee, 4 were located in Florida, 1 was located in Pennsylvania and 13 were located in Arizona.

        Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Commission by DCT within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

        DCX represents a series of investments through which tenancy-in-common interests are purchased primarily by accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. As of June 30,2005, DCX had raised a total of $ 70,040,550 from 87 investors in connection with a series of tenancy-in-common offerings. These tenancy-in-common interests were held in a total of 9 industrial buildings, including 2 buildings located in Tennessee, 3 buildings in Georgia and 1 building each in Indiana , Kentucky, Arizona and California. As of June 30, 2005, tenancy -in-common interests in one real property had been sold and exchanged for operating partnership units through DCX.

        DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. As of June 30,2005, DCRIAF had raised $205,177,500 pursuant to its initial public offering from 7,807 investors, and held securities with a market value of $279,862,146.

        DCRIF-Growth and DCRIF-Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund (Corporate Symbol:DCRAX), an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs. As of June 30, 2005, DCRAX had raised a total of $35,826,885 from 1,783 investors and held securities with a market value of $34,331,058. Approximately 48.9% of the market value was derived from securities held as part of the DCRIF-Growth composite and approximately 51.1% of the market value was derived from securities held as part of the DCRIF-Income composite.

        In addition to their participation in the sponsorship of the above Dividend Capital Group programs, Messrs. Blumberg, Mulvihill, and Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in one public REIT (American Real Estate Investment Corp.) and 52 private real estate programs.

        American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from 131 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. purchased 21 real estate projects consisting of industrial properties (comprising 25% of the total amount of the REIT's projects), multi-family properties (comprising 36% of the total amount of the REIT's projects), office properties (comprising 28% of the total amount of the REIT's projects) and retail properties (comprising 11% of the total amount of the REIT's projects). Of these 21 projects, 15 were located in New Jersey, four were located in Colorado, one was located in Arizona and one was located in California.

        As of June 30, 2005, the 52 private real estate programs described above had raised $770,270,447 of equity capital and equity capital commitments from 634 investors, and purchased or developed 126 real estate projects consisting of industrial properties (comprising 66% of the total amount of the private programs), multi-family properties (comprising 15% of the total amount of the private programs), land assets (comprising 6% of the total amount of the private programs), golf course properties (comprising 6% of the total amount of the private programs) and retail properties (comprising 7% of the total amount of the private programs). Of these 126 projects, 28 were located in Colorado, 93 were located in Mexico, four were located in New Jersey and one was located in New York.

        In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE:PLD), participated in overseeing the growth of that company's asset base from its inception in 1992 to approximately $2,500,000,000 in 1997.

        Collectively, as of June 30, 2005, the public and private real estate programs sponsored by certain members of the Advisor's management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $2.0 billion.

SELECTED FINANCIAL DATA

        We are a newly formed entity without any operating history. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated balance sheet and the notes thereto.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

        We will use the net proceeds from this offering to make investments in real property and real estate related securities and to pay fees and expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties and to invest in real estate related securities.

        As of the date of this prospectus, we have not entered into any arrangements to acquire any specific real property or to invest in any specific real estate related security with the proceeds from this offering. The number and type of real properties we may acquire and real estate related securities in which we may invest will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring our real properties and real estate related securities.

        We are not aware of any material trends or uncertainties, favorable or unfavorable, other than the potential for additional increases in interest rates (as discussed below), that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real properties or investing in real estate related securities, other than those referred to in this prospectus.

        Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. The Federal Reserve Board has also made public statements implying it may continue increasing interest rates in the near future. Increasing interest rates could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. It may also increase the interest we pay on our debt obligations and make it more difficult for us to finance or refinance real property assets.

        The Advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

        The proceeds of this offering will provide funds to enable us to purchase real properties and real estate related securities. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional real properties and real estate related securities, increase cash flow, to further diversify our portfolio and for other uses.

        We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

        We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2005, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled "Federal Income Tax Considerations—Requirements for Qualification as a REIT" are satisfied.

Liquidity and Capital Resources

        Our principal demand for funds will be to acquire real properties and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. The Advisor and its strategic partners, subject to the oversight of the Investment Committee and the board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties or real estate related securities, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate related securities. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

        As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multi family properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multi family properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature. See "Risk Factors—Risks Related to Our Business and Our Corporate Structure" for additional discussion on inflation and other economic conditions that could affect your investment.

Critical Accounting Policies

  General

        Our accounting policies have been established to conform with generally accepted accounting principles in the United States of America, or "GAAP." The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management's judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

  Valuation and Allocation of Real Property Acquisitions

        Upon acquisition, the purchase price of a real property and other costs associated with the acquisition, such as the acquisition fee paid to the Advisor, will be capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by Statement of Financial Standards, which we refer to as "SFAS," No. 141 "Business Combinations." The allocation to land, building, land improvements and tenant improvements will be based on management's estimate of the real property's fair value based on all available information. The allocation to intangible lease assets, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, SFAS No. 141 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment of revenue. Valuation and allocation of real property acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real property acquisition involves a number of management's assumptions relating to, among other things, the ability to lease vacant space, market rental rates, the term of new leases, property operating expenses and leasing commissions. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of theses uncertain factors, either individually or taken as a whole. Should the actual results differ from management's judgment, the valuation and allocation could be negatively affected and may result in a negative impact as to the amount of depreciation and amortization that should have been recorded.

  Impairment of Long-lived Assets

        Long-lived assets to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will periodically evaluate the recoverability of long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

  Revenue Recognition

        We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

  Valuation of Accounts and Rents Receivable

        We will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Compliance

        In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

        We intend to make regular cash distributions to our stockholders, typically on a quarterly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our "REIT taxable income" each year.

Funds from Operations

        One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, an industry trade group, which we refer to as "NAREIT," has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance or to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures about Market Risk

        We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

CAPITALIZATION

        The following table sets forth our actual capitalization as of May 4, 2005 and our pro forma capitalization as of that date as adjusted to give effect to the sale of an additional $2,000,000 in shares of our common stock and the application of the estimated proceeds therefrom as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

	May 4, 2005
	Actual	Pro Forma (Minimum Offering)
DEBT	—	—
MINORITY INTEREST	$201,000	$201,000
STOCKHOLDERS' EQUITY
Preferred Stock, $0.01 par value per share. 200,000,000 shares authorized; no shares issued and outstanding; none issued and outstanding on an as adjusted basis	—	—
Common Stock, $0.01 par value per share. 1,000,000,000 shares authorized; 200 shares issued and outstanding; 200,200 shares issued and outstanding on an as adjusted basis	2	2,002
Additional Paid in capital	1,998	1,999,998

TOTAL STOCKHOLDERS' EQUITY	203,000	2,203,000

TOTAL CAPITALIZATION	$203,000	$2,203,000

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 200 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

        We will not issue certificates for shares of our common stock. Shares of our common stock will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.                        acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

        An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of a majority of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

        Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, and (4) the merger, consolidation or sale or other disposition of substantially all of our assets.

        The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder's interest in the affairs of the Company.

Restriction On Ownership of Shares of Capital Stock

        In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2005. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being "closely held" within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT.

        Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being "closely held" within the meaning of Section 856(h) of the Code, would cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

        The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

        Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

        The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

        We intend to accrue and make distributions on a quarterly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met, and we expect to continue to make quarterly distribution payments following the end of each calendar quarter. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder's specific distribution amount for the quarter using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement." Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market System, nor is it expected that a public market for the shares of common stock will develop.

Distribution Reinvestment Plan

        Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. We will pay a servicing fee of up to 1.0% of the primary offering price for all shares of our common stock sold pursuant to the distribution reinvestment plan.

        A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

        Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on The Nasdaq Stock Market or the national securities exchange on which such shares of common stock are listed at the date of purchase.

        Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share which will be subject to a servicing fee of up to 1.0%.

        Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" in the case of a taxable U.S. stockholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders" in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant's particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

        All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

        Unless shares of our common stock are listed on a national securities exchange or quoted on The Nasdaq Stock Market, stockholders who have held shares of our common stock for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be terminated if our shares of common stock are listed on a national securities exchange or quoted on the Nasdaq, or if a secondary market is otherwise established.

        After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which will be posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. The board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, (b) reject any request for redemption for any reason or no reason, or (c) reduce the number of shares of our common stock allowed to be purchased under the share redemption program. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.

        We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar year to the lesser of (a) three percent of the weighted average number of shares outstanding during the prior calendar year, or (b) the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. In either case, the aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests as outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such funds could include cash on hand, cash available from borrowings and cash from liquidations of real estate related securities investments as of the end of the applicable quarter. The board of directors may also increase the annual limit above three percent but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of real estate related securities investments as of the end of the applicable quarter.

        The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds otherwise available to fund the share redemption program are needed for other purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days' prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

        Redemption of shares of our common stock will be made quarterly upon written notice to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the "Redemption Date." Stockholders may withdraw their redemption request at any time up to three business days prior to the Redemption Date.

        In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the Redemption Date. The redemption request of a stockholder whose request is not honored in whole due to insufficient or no funds available for redemption in that quarter will be deemed automatically withdrawn and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. We will send a written notification to each stockholder of the shares of our common stock, if any, for which a redemption request is not honored no later than 15 days after the Redemption Date. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder's shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder's holdings below the minimum threshold.

        Shares of our common stock redeemed by us under the share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

        The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder's interest in our company, qualifies as "substantially disproportionate" with respect to the stockholder or is treated as "not essentially equivalent to a distribution" with respect to the stockholder.

        In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the stockholder, the redemption must result in a "meaningful reduction" in the stockholder's interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

        In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Certain Dispositions of Our Common Stock" in the case of a taxable U.S. stockholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Dispositions of Our Common Stock" in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder's conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally" in the case of a taxable U.S. stockholder and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions" in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder's conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Liquidity Events

        The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

        We will offer a share redemption program that is intended to provide potential interim limited liquidity for our stockholders. However, in the future we may also consider various Liquidity Events, including but not limited to:

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  Listing our common stock on a national securities exchange or The Nasdaq Stock Market;

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  Sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company;

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  Sale of substantially all of our real property and real estate related securities assets for cash or other consideration;

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  Conversion of our current redemption program into a redemption program that would feature components including, but not limited to, (a) a redemption price generally equal to the net asset value per share of our real property and real estate related securities assets, as calculated in accordance with policies and procedures developed by our board of directors and (b) annual redemption limits that would be increased relative to our current share redemption program; and

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  Conversion to an open-end fund structure that would include elements including, but not limited to, (a) offering and redeeming shares at the then-current net asset value per share and (b) raising the annual redemption limits to allow for increased liquidity.

        We presently intend to effect a Liquidity Event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

Business Combinations

        Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation's shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

        Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

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  One-tenth or more but less than one-third;

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  One-third or more but less than a majority; or

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  A majority or more of all voting power.

        Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "Control Share acquisition" means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an "Acquiring Person Statement" for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

        If voting rights for Control Shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share acquisition.

        The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our common stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as "Subtitle 8," permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of five provisions:

  •
  A classified board;

  •
  A two-thirds vote requirement for removing a director;

  •
  A requirement that the number of directors be fixed only by vote of the directors;

  •
  A requirement that the vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  A majority requirement for the calling of a special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

  •
  Financial Statements which are prepared in accordance with GAAP and are audited by our independent certified public accountants;

  •
  The ratio of the costs of raising capital during the year to the capital raised;

  •
  The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

  •
  Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

  •
  A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

  •
  Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

        Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

        We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

  REIT Qualification

        We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2005. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to us that, commencing with our taxable year ending on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation and our proposed method of operation have enabled us to meet the requirements for qualification and taxation as a REIT.

        It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

  Taxation of Dividend Capital Total Realty Trust

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

  •
  We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

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  Under some circumstances, we may be subject to "alternative minimum tax";

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  If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

  •
  Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

  •
  If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

  •
  If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

  •
  We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

  •
  If we fail certain of the REIT asset tests and do not qualify for "de minimis" relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests"; and

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  If we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

Requirements for Qualification as a REIT

        In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

  Organizational Requirements

        In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

  1)
  Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

  2)
  Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year ending December 31, 2005;

  3)
  Be managed by one or more trustees or directors;

  4)
  Have our beneficial ownership evidenced by transferable shares;

  5)
  Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

  6)
  Use a calendar year for federal income tax purposes;

  7)
  Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

  8)
  Not be closely held as defined for purposes of the REIT provisions of the Code.

        We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met Item 8 for that year.

        We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2005 and we intend to satisfy the other requirements described in Items 1-6 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above. See "Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock." For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements—Asset Tests"), all of the capital shares of which is owned by a REIT.

        In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Operational Requirements—Gross Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see "—Operational Requirements—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

  Operational Requirements—Gross Income Tests

        To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

  •
  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

  •
  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

        The rents we will receive or be deemed to receive will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

  •
  The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

  •
  In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a "Related Party Customer," or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

  •
  Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

  •
  We normally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income or through a "taxable REIT subsidiary." However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

        We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of the 95% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued by us that is incurred to acquire or carry "real estate assets" (as described below under "—Operational Requirements—Asset Tests"), and the hedging instrument, along with the risk that it hedges, and properly identified within prescribed time periods. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual "consumer price index" or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

        Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

  •
  Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  We attach a schedule of our income sources to our federal income tax return; and

  •
  Any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of Dividend Capital Total Realty Trust," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy four tests, which we refer to as "Asset Tests," relating to the nature and diversification of our assets.

  •
  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

  •
  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, which we refer to as the "10% Asset Test." The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain "straight debt" instruments possessing certain characteristics. The term "securities" also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

  •
  Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

        The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of "real estate assets" and we therefore expect to satisfy the Asset Tests.

        If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

        To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

        The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

        One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT's total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt," which includes securities having certain contingency features. A security cannot qualify as "straight debt" where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests." In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

        In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

        Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

        In addition, if we fail to distribute during each calendar year at least the sum of:

  •
  85% of our ordinary income for that year;

  •
  95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

  •
  any undistributed taxable income from prior periods;

  •
  we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

        We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

  •
  We would be required to pay the federal income tax on these gains;

  •
  Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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  The basis of the stockholder's shares of common stock would be increased by the difference between the designated amount included in the stockholder's long-term capital gains and the tax deemed paid with respect to such shares of common stock.

        In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

        Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

        We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

        If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2008), and, subject to limitations of the Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

  Definition

        In this section, the phrase "U.S. stockholder" means a holder of our common stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see "Description of Capital Stock—Distribution Reinvestment Plan." For a summary of the federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see "Description of Capital Stock—Share Redemption Program."

  Distributions Generally

        Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the distributions received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of "built-in gain"

property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder's shares of common stock, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

  Capital Gain Distributions

        Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See "Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement" for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

  Certain Dispositions of Our Common Stock

        In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2008) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

  Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

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  Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

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  Furnishes an incorrect taxpayer identification number;

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  Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

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  Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

        Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

        Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income," which we refer to as "UBTI," as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

        In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as "Non-U.S. holders," are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

  Ordinary Distributions

        The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder's investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder's conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

  Non-Dividend Distributions

        Unless our common stock constitutes a U.S. real property interest, which we refer to as a "USRPI," distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder's basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as "FIRPTA," at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

  Capital Gain Distributions

        A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see "Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions"), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the "regularly traded" requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

  Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

        Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder's sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us.

        If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

        Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

        We will be entitled to include in our income a distributive share of the Operating Partnership's income and to deduct our distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the "Check-the-Box-Regulations," an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

        Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the "PTP Regulations," limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the "Private Placement Exclusion," interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

        Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of "qualifying income" under section 7704(d) of the Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder's "entire interest" in the Operating Partnership.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

        If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Requirements for Qualification as a REIT—Organizational Requirements" and "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests," above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership's taxable income.

  Income Taxation of the Operating Partnership and its Partners

        Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Code and several reasonable allocation methods are described therein.

        Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

        Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership's income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

        Depreciation Deductions Available to the Operating Partnership.    The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as "ADS." Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

        Sale of the Operating Partnership's Property.    Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership's trade or business.

Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The recently enacted American Jobs Creation Act of 2004, which we refer to as the "2004 Act," makes numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2008) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2008). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions." As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. For example, the Treasury Department has been directed by Congress to examine issues relating to the ability of certain corporations to deduct certain excess interest payments made to related parties. That report could result in a legislative proposal that could further limit or completely eliminate the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in shares of our common stock.

  State and Local Taxation

        We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Operating Partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

ERISA CONSIDERATIONS

        The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the "Benefit Plans," seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

  •
  Whether the investment is consistent with the applicable provisions of ERISA and the Code;

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  Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  Whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders"); and

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  The need to value the assets of the Benefit Plan annually.

        Under ERISA, a plan fiduciary's responsibilities include the following duties:

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  To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  To invest plan assets prudently;

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  To diversify the investments of the plan unless it is clearly prudent not to do so;

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  To ensure sufficient liquidity for the plan; and

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  To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

        In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the "Plan Assets Regulation." Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

        In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

        If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

        The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly offered security." A publicly offered security must be:

  •
  Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

  •
  "Widely held," such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

  •
  "Freely transferable."

        Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders as of the initial closing under this offering, such that shares of common stock will be "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable.

        Assuming that shares of common stock will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute "publicly offered securities" and, accordingly, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares of common stock qualify for the "publicly offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

        In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market System, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

        For so long as we are offering shares of our common stock in the primary offering, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. After that time, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and the Advisor.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

        We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

  •
  That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

  •
  That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

  •
  That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

        We are offering a minimum of $2,000,000 and a maximum of $2,000,000,000 in shares of our common stock in this offering, including $1,500,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $500,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in this offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50.

        The shares of our common stock being offered to the public are being offered on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days' written notice. The offering will commence as of the effective date of the registration statement of which this prospectus forms a part.

        Stockholder subscription payments will be deposited into an interest bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money market accounts or certificates of deposit of national or state banks. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

        Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock, in increments of $100. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

        Once the minimum offering requirements have been met, investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. If we do not meet the minimum offering requirements within one year from the date of this prospectus, the escrow agent will promptly notify us, this offering will be terminated and the subscription payments held in the escrow account will be returned, with interest, with respect to those subscriptions which have been accepted, promptly after the date of termination. In such event, the transfer agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed IRS Form W-9 or other applicable tax form to the transfer agent prior to the date the subscriber's funds are returned, the transfer agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

        We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders of ours and the funds held in escrow shall be transferred to us within 10 days. Once the minimum offering requirements are met, we may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

        Once the minimum offering requirements have been met and we have received aggregate gross proceeds of at least $2,500,000, the proceeds from the sale of shares of our common stock to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

        Except as provided below, the Dealer Manager will receive a sales commission of 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis in this offering. The Dealer Manager will also receive 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering in the form of a dealer manager fee as compensation for acting as the Dealer Manager. The Advisor will receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fees, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock purchased pursuant to the distribution reinvestment plan.

        The Dealer Manager may authorize certain additional broker dealers who are members of the NASD to participate in selling shares of our common stock to investors. The Dealer Manager may re-allow its sales commissions in an amount of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering to such participating broker dealers with respect to shares of our common stock sold by them. In addition, the Dealer Manager, in its sole discretion, may re-allow to participating broker dealers a portion of its dealer manager fee in the aggregate amount of up to 1.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering for reimbursement of marketing expenses. Reimbursement would be contingent upon the receipt of an invoice or a similar such statement from the participating broker dealers that demonstrates the actual expenses incurred by that broker dealer. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred.

        The maximum compensation payable to members of the NASD participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of due diligence expenses.

        We have agreed to indemnify the participating broker dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act. The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's strategic partners or other affiliates and their immediate family members, our strategic partners and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such institutional investors and affiliates. The Advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote. Shares of our common stock purchased by our executive officers and directors, the Advisor and by officers, employees or other affiliates of the Advisor shall not count toward the minimum offering requirements.

        Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing eliminating commissions payable in connection with sales to such institutional investors and affiliates.

        In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

        Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker dealers for shares purchased:

		Commissions on Sales per Incremental Share in Volume Discount Range
	Purchase Price Per Incremental Share in Volume Discount Range
Dollar Volume of Shares Purchased		Percentage (Based on $10.00 / Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $500,000	$10.00	6.0%	$0.60	$0.25	$9.15
$500,001 $1,000,000	$9.90	5.0%	$0.50	$0.25	$9.15
$1,000,001 $1,500,000	$9.80	4.0%	$0.40	$0.25	$9.15
$1,500,001 $2,000,000	$9.70	3.0%	$0.30	$0.25	$9.15
$2,000,001 $3,000,000	$9.60	2.0%	$0.20	$0.25	$9.15
$3,000,001 and Over	$9.50	1.0%	$0.10	$0.25	$9.15

        For example, if an investor purchases $1,250,000 of shares, he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $500,000 for the next 50,505.05 shares ($9.90 per share), and (3) $250,000 for the remaining 25,510.20 shares ($9.80 per share). As such, the investor would be able to purchase 126,015.25 shares as opposed to 125,000 shares, the amount of shares he could have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $65,457 (approximately $0.52 per share) and, after payment of the dealer manager fee of $31,504 ($0.25 per share), we would receive net proceeds of $1,153,040 ($9.15 per share). The net proceeds to us will not be affected by volume discounts.

        Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any Qualifying Purchaser (as defined below), provided all such shares are purchased through the same broker dealer. Any such reduction in the sales commission would be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager and any such request is subject to verification and approval by the Dealer Manager.

        The term Qualifying Purchaser includes:

  •
  An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

  •
  A corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  An employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

  •
  All commingled trust funds maintained by a given bank.

        Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating brokerdealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in sales commissions would be prorated among the separate subscribers.

        Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

        In order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Additionally, the Advisor may, in its sole discretion, agree with a Qualifying Purchaser to reduce the organizational and offering expense reimbursement with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.0 per share, if a Qualifying Purchaser acquired in excess of $3,000,000 of shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

        Investors may also agree with the participating broker dealer selling them shares (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Total Realty Trust Inc.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

        The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statement of Dividend Capital Total Realty Trust Inc., as of May 4, 2005, has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

        As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission at the Commission's public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The site's Internet address is www.sec.gov.

        You may also request a copy of these filings at no cost, by writing or telephoning us at:

Dividend Capital Total Realty Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Tel.: (303) 228-2200
Attn: Investor Relations

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain an internet site at www.dividendcapital.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Total Realty Trust Inc.:

We have audited the accompanying consolidated balance sheet of Dividend Capital Total Realty Trust Inc. and subsidiaries as of May 4, 2005. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of Dividend Capital Total Realty Trust Inc. and subsidiaries as of May 4, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
May 20, 2005

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

MAY 4, 2005

ASSETS
Cash and cash equivalents	$203,000

TOTAL ASSETS	203,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Total Liabilities	—
Minority Interest	201,000
Stockholder's Equity
Preferred stock, $0.01 par value. 200,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value. 1,000,000,000 shares authorized, 200 shares issued and outstanding	2
Additional paid in capital	1,998

Total Stockholder's Equity	203,000

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$203,000

The accompanying notes are an integral part of this consolidated financial statement.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

May 4, 2005

1.     ORGANIZATION

        Dividend Capital Total Realty Trust Inc. (the "Company") is a newly organized Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of income producing real properties and real estate related securities. The Company's targeted investments include direct investments in real properties, consisting of high-quality office, industrial, retail, multi family and other properties, primarily located in North America, and investments in real estate related securities including securities issued by other real estate companies and mortgage loans secured by income producing real estate. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties or securities, nor have any properties been identified in which there is a reasonable probability that the Company will acquire.

        The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or "REIT," for federal income tax purposes commencing with its taxable year ending December 31, 2005. The Company utilizes an Umbrella Partnership Real Estate Investment Trust ("UPREIT") organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Dividend Capital Total Realty Operating Partnership LP, (the "Operating Partnership").

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the "Advisor") at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

        On May 4, 2005, the Operating Partnership issued 20,000 Operating Partnership Units ("OP Units") to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest. On May 4, 2005, the Operating Partnership issued 100 Special Units (Note 5) to Dividend Capital Total Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. The holders of OP Units have the right to convert their OP Units into cash or, at the option of the Company, into an equal number of shares of common stock of the Company, or a combination of both, as allowed by the Operating Partnership Agreement. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership's assets.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        Due to the Company's control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a minority interest in the accompanying consolidated balance sheet. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

 Organizational and Offering Costs

        Organizational and offering costs incurred in connection with the issuance of equity securities are deducted from shareholder's equity. Such costs primarily include the upfront fees paid to related parties (see Note 4). In accordance with the advisory agreement between the Company and the Advisor, substantially all of such costs will be paid in advance by the Advisor subject to reimbursement by the Company (in a cumulative amount of up to 1.5% of aggregate gross offering proceeds) as proceeds are received from the Offering. As of May 4, 2005, the Advisor had incurred approximately $100,000 in reimbursable organizational and offering costs, none of which is reflected in the accompanying financial statement of the Company.

Income Taxes

        The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its stockholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Use of Estimates

        The preparation of the consolidated financial statement in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

3.     INITIAL PUBLIC OFFERING

        The Company intends to offer for sale up to $2,000,000,000 in shares of common stock, 75% of which will be offered to investors at a price of $10.00 per share, and 25% of which will be offered to participants in the Company's distribution reinvestment plan at a price of $9.50 per share (the "Offering"). The Company has the right to reallocate the shares of common stock offered between the Company's primary offering and the Company's distribution reinvestment plan. Dividend Capital Securities LLC (the "Dealer Manager") will provide dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. The Offering is also a continuous offering that will end no later than two years from the date of the prospectus, unless it is extended in states that permit such an extension. However, in certain states the offering may continue for just one year unless the offering period is renewed for up to one additional year.

4.     RELATED PARTY TRANSACTIONS

        Various affiliates of the Company are involved in the Offering and in the Company's operations. The Company will rely on Dividend Capital Total Advisors LLC, (the "Advisor"), to manage the Company's day-to-day activities and to implement the Company's investment strategy. The Dealer Manager will provide dealer manager services. Dividend Capital Property Management LLC (the "Property Manager") may perform certain property management services on behalf of the Company and the Operating Partnership. The Advisor, the Dealer Manager and the Property Manager are affiliated parties that will receive compensation and fees for services relating to the offering and for the investment and management of the Company's assets. These fees, which are discussed in detail in the

"The Advisor and the Advisory Agreement—Management Compensation" section of the prospectus, primarily consist of:

  (i)
  Sales commission payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker dealers) of up to 6.0% of the gross offering proceeds;

  (ii)
  Dealer manager fee payable to the Dealer Manager of up to 2.5% of the gross offering proceeds;

  (iii)
  Servicing fee payable to the Dealer Manager (all or a portion of which we expect to be re-allowed to participating broker dealers) of up to 1.0% of the primary offering price for the shares issued pursuant to the Company's distribution reinvestment plan;

  (iv)
  Reimbursement to the Advisor or its affiliates for our cumulative organization and offering expenses of up to 1.5% of aggregate gross offering proceeds;

  (v)
  Acquisition fees payable to the Advisor in connection with each real property investment acquired on our behalf which will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost.

  (vi)
  Asset management fees payable to the Advisor in connection with the active oversight and investment management of the portfolio of real property and real estate related securities assets owned by the Company. For real property assets, asset management fee will consist of three components: (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets under management, (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets under management and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition. For real estate related securities assets, the asset management fee will consist of a monthly fee equal to one-twelfth of 1.0% of the value of the real estate related securities assets under management;

  (vii)
  Property leasing fees payable to the Property Manager in connection with the management of certain real property assets owned by the Company. This fee will be a market based percentage of the gross revenue of individual properties managed by the Property Manager. Such fee is expected to range from 2% to 5% of gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and property type (i.e. office, industrial, retail, multifamily and other property types);

  (viii)
  Market based lease-up fees payable to the Property Manager for leasing services for newly constructed real properties;

  (ix)
  Real estate commissions payable to the Advisor or its affiliates of up to 50% of the total brokerage commission paid in connection with brokerage and related services provided upon the sale of real property assets owned by the Company, provided that 50% of such commission shall not exceed 3% of the contract price of the property sold; and

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the "Advisor") at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

5.     SPECIAL UNITS

        Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time cash payment upon the redemption of the Special Units.

        So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including the Company, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on the Company's net contributions.

        In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time cash payment to the holder of the Special Units, upon the earliest to occur of the following events:

  (i)
  The listing of the Company's common stock on a national or other securities exchange or The Nasdaq Stock Market ("Listing Liquidity Event");

  (ii)
  Conversion of the Company's current redemption program into a redemption program that would feature components including (a) a redemption price generally equal to the Company's net asset value per share calculated in accordance with policies and procedures developed by the Company's Board, and (b) annual redemption limits that would be increased relative to the Company's current share redemption program, ("Redemption Program Liquidity Event");

  (iii)
  The Company's Conversion to an open-end fund structure that would include elements such as (a) offering and redeeming shares at the then-current net asset value per share calculated in accordance with policies and procedures developed by the Company's Board, and (b) annual redemption limits that would be increased relative to our current share redemption program, ("Open-End Fund Liquidity Event"); or

  (iv)
  The termination or non-renewal of the Advisory Agreement ("Advisory Agreement Termination Event"), (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company's directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by us or the Operating Partnership other than for "cause."

        Upon a Listing Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30-day period beginning 90 days after such listing. Upon a Redemption Program Liquidity Event, an Open-End Fund Liquidity Event, or an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.

        Except as described above, the holder of the Special Units shall not be entitled to receive any payment from the Company or the Operating Partnership. In addition, it is possible that certain of the Company's stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

6.     MINORITY INTEREST

        Minority interest consists of the following as of May 4, 2005:

Operating Partnership Units ("OP Units")	$200,000
Operating Partnership Special Units	1,000

Total	$201,000

Operating Partnership Units ("OP Units")

        On May 4, 2005, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest.

        At May 4, 2005, the Operating Partnership was approximately 99% owned by the Advisor and the parent of the Advisor, and 1% owned by the Company. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units with cash or with shares of common stock, or a combination of both.

Operating Partnership Special Units

        On May 4, 2005, the Operating Partnership issued 100 Special Units to the parent of the Advisor for consideration of $1,000. The holder of Special Units does not participate in the profits and losses of the Operating Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of OP Units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership's assets.

 DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

June 30, 2005

(Unaudited)

ASSETS
Cash and equivalents	$3,062
Account receivable, related party	200,000

TOTAL ASSETS	203,062

LIABILITIES AND STOCKHOLDER'S EQUITY
Total Liabilities	—
Minority Interest	201,061
Stockholders' Equity
Preferred stock, $0.01 par value. 200,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value. 1,000,000 shares authorized, 200 shares issued and outstanding	2
Additional paid in capital	1,998
Retained earnings	1

Total Stockholder's Equity	203,062

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	203,062

The accompanying notes are an integral part of these consolidated financial statements.

 DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

For the period from April 11, 2005 (Inception) through June 30, 2005
Interest income	$62

Net income before minority interest	62
Minority interest	(61)

NET INCOME	$1

NET INCOME PER COMMON SHARE
Basic and Diluted	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and Diluted	200

The accompanying notes are an integral part of these consolidated financial statements.

 DIVIDEND CAPITAL TOTAL REALITY TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

For the period from April 11, 2005 (Inception) through June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1

Adjustments to reconcile net income to net cash used in operating activities:
Increase in accounts receivable	(200,000)
Minority interest	61

Net cash used in operating activities	(199,938)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	2,000
Proceeds from issuance of Partnership Units	200,000
Proceeds from issuance of Special Units	1,000

Net cash provided by financing activities	203,000

NET INCREASE IN CASH AND EQUIVALENTS	3,062
CASH AND CASH EQUIVALENTS, at beginning of period	—

CASH AND EQUIVALENTS, at end of period	$3,062

 DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005
(Unaudited)

1.     ORGANIZATION

        Dividend Capital Total Realty Trust Inc. (the "Company") is a newly organized Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of income producing real properties and real estate related securities. The Company's targeted investments include direct investments in real properties, consisting of high-quality office, industrial, retail, multi family and other properties, primarily located in North America, and investments in real estate related securities including securities issued by other real estate companies and mortgage loans secured by income producing real estate. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties or securities, nor have any properties been identified in which there is a reasonable probability that the Company will acquire.

        The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or "REIT," for federal income tax purposes commencing with its taxable year ending December 31, 2005. The Company utilizes an Umbrella Partnership Real Estate Investment Trust ("UPREIT") organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Dividend Capital Total Realty Operating Partnership LP, (the "Operating Partnership").

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the "Advisor") at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

        On May 4, 2005, the Operating Partnership issued 20,000 Operating Partnership Units ("OP Units") to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest. On May 4, 2005, the Operating Partnership issued 100 Special Units (Note 5) to Dividend Capital Total Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. The holders of OP Units have the right to convert their OP Units into cash or, at the option of the Company, into an equal number of shares of common stock of the Company, or a combination of both, as allowed by the Operating Partnership Agreement. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership's assets.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        Due to the Company's control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a minority interest in the accompanying consolidated balance sheet. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

 Organizational and Offering Costs

        Organizational and offering costs incurred in connection with the issuance of equity securities are deducted from shareholder's equity. Such costs primarily include the upfront fees paid to related parties (see Note 4). In accordance with the advisory agreement between the Company and the Advisor, substantially all of such costs will be paid in advance by the Advisor subject to reimbursement by the Company (in a cumulative amount of up to 1.5% of aggregate gross offering proceeds) as proceeds are received from the Offering. As of June 30, 2005, the Advisor had incurred $614,937 in reimbursable organizational and offering costs, of which $200,000 is reflected in the accompanying financial statements as "Accounts receivable, related party" (see Note 4). The remaining $414,937 has been incurred by the Advisor but is not reflected in the accompanying financial statements of the Company.

Income Taxes

        The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its stockholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Use of Estimates

        The preparation of the consolidated financial statement in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

3.     INITIAL PUBLIC OFFERING

        The Company intends to offer for sale up to $2,000,000,000 in shares of common stock, 75% of which will be offered to investors at a price of $10.00 per share, and 25% of which will be offered to participants in the Company's distribution reinvestment plan at a price of $9.50 per share (the "Offering"). The Company has the right to reallocate the shares of common stock offered between the Company's primary offering and the Company's distribution reinvestment plan. Dividend Capital Securities LLC (the "Dealer Manager") will provide dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. The Offering is also a continuous offering that will end no later than two years from the date of the prospectus, unless it is extended in states that permit such an extension. However, in certain states the offering may continue for just one year unless the offering period is renewed for up to one additional year.

4.     RELATED PARTY TRANSACTIONS

        Various affiliates of the Company are involved in the Offering and in the Company's operations. The Company will rely on the Advisor to manage the Company's day-to-day activities and to implement the Company's investment strategy. The Dealer Manager will provide dealer manager services. Dividend Capital Property Management LLC (the "Property Manager") may perform certain property management services on behalf of the Company and the Operating Partnership. The Advisor, the Dealer Manager and the Property Manager are affiliated parties that will receive compensation and fees for services relating to the offering and for the investment and management of the Company's assets. These fees, which are discussed in detail in the "The Advisor and the Advisory Agreement—Management Compensation" section of the prospectus, primarily consist of:

  (i)
  Sales commission payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker dealers) of up to 6.0% of the gross offering proceeds;

  (ii)
  Dealer manager fee payable to the Dealer Manager of up to 2.5% of the gross offering proceeds;

  (iii)
  Servicing fee payable to the Dealer Manager (all or a portion of which we expect to be re-allowed to participating broker dealers) of up to 1.0% of the primary offering price for the shares issued pursuant to the Company's distribution reinvestment plan;

  (iv)
  Reimbursement to the Advisor or its affiliates for our cumulative organization and offering expenses of up to 1.5% of aggregate gross offering proceeds;

  (v)
  Acquisition fees payable to the Advisor in connection with each real property investment acquired on our behalf which will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost.

  (vi)
  Asset management fees payable to the Advisor in connection with the active oversight and investment management of the portfolio of real property and real estate related securities assets owned by the Company. For real property assets, asset management fee will consist of three components: (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets under management, (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets under management and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition. For real estate related securities assets, the asset management fee will consist of a monthly fee equal to one-twelfth of 1.0% of the value of the real estate related securities assets under management;

  (vii)
  Property leasing fees payable to the Property Manager in connection with the management of certain real property assets owned by the Company. This fee will be a market based percentage of the gross revenue of individual properties managed by the Property Manager. Such fee is expected to range from 2% to 5% of gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and property type (i.e. office, industrial, retail, multifamily and other property types);

  (viii)
  Market based lease-up fees payable to the Property Manager for leasing services for newly constructed real properties;

  (ix)
  Real estate commissions payable to the Advisor or its affiliates of up to 50% of the total brokerage commission paid in connection with brokerage and related services provided upon the sale of real property assets owned by the Company, provided that 50% of such commission shall not exceed 3% of the contract price of the property sold; and

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the "Advisor") at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

        As of June 30, 2005, the Company had recorded $200,000 as amounts due from the Advisor for offering costs in the form of Securities and Exchange Commission filing fees paid by the Company on May 27, 2005. As of June 30, 2005, there had been no gross offering proceeds and as a result, the Advisor is obligated to reimburse the Company for all these costs until such time gross offering proceeds have been received.

5.     SPECIAL UNITS

        Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time cash payment upon the redemption of the Special Units.

        So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including the Company, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on the Company's net contributions.

        In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time cash payment to the holder of the Special Units, upon the earliest to occur of the following events:

  (i)
  The listing of the Company's common stock on a national or other securities exchange or The Nasdaq Stock Market ("Listing Liquidity Event");

  (ii)
  Conversion of the Company's current redemption program into a redemption program that would feature components including (a) a redemption price generally equal to the Company's net asset value per share calculated in accordance with policies and procedures developed by the Company's Board, and (b) annual redemption limits that would be increased relative to the Company's current share redemption program, ("Redemption Program Liquidity Event");

  (iii)
  The Company's Conversion to an open-end fund structure that would include elements such as (a) offering and redeeming shares at the then-current net asset value per share calculated in accordance with policies and procedures developed by the Company's Board, and (b) annual redemption limits that would be increased relative to our current share redemption program, ("Open-End Fund Liquidity Event"); or

  (iv)
  The termination or non-renewal of the Advisory Agreement ("Advisory Agreement Termination Event"), (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company's directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by us or the Operating Partnership other than for "cause."

        Upon a Listing Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30-day period beginning 90 days after such listing. Upon a Redemption Program Liquidity Event, an Open-End Fund Liquidity Event, or an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the

Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.

        Except as described above, the holder of the Special Units shall not be entitled to receive any payment from the Company or the Operating Partnership. In addition, it is possible that certain of the Company's stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

6.     MINORITY INTEREST

        Minority interest consists of the following as of June 30, 2005:

Operating Partnership Units ("OP Units")	$200,061
Operating Partnership Special Units	1,000

Total	$201,061

Operating Partnership Units ("OP Units")

        On May 4, 2005, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest.

        At June 30, 2005, the Operating Partnership was approximately 99% owned by the Advisor and the parent of the Advisor, and 1% owned by the Company. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units with cash or with shares of common stock, or a combination of both.

Operating Partnership Special Units

        On May 4, 2005, the Operating Partnership issued 100 Special Units to the parent of the Advisor for consideration of $1,000. The holder of Special Units does not participate in the profits and losses of the Operating Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of OP Units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership's assets.

APPENDIX A

PRIOR PERFORMANCE TABLES

        The tables presented in this section contain summary information relating to Dividend Capital Group (which we refer to as "DCG") programs with investment objectives similar to ours and sponsored by affiliates of the Advisor. DCG is a real estate investment management company that focuses on creating, developing and operating institutional-quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs include providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

        The specific DCG programs included in the tables are (i) Dividend Capital Trust, which we refer to as "DCT," (ii) Dividend Capital Exchange, which we refer to as "DCX," (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as "DCRIAF," (iv) Dividend Capital Realty Income Fund—Growth Composite, which we refer to as "DCRIF-Growth," and (v) Dividend Capital Realty Income Fund—Income Composite, which we refer to as "DCRIF-Income."

        DCT is a non-traded REIT that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. DCX represents a series of investment programs through which tenancy-in-common interests are sold primarily to accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. DCRIF-Growth and DCRIF-Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund, an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs.

        The specific tables discussed in this section consist of:

    Table I—Experience in Raising and Investing Funds;

    Table II—Compensation to Sponsor;

    Table III—Operating Results of Prior Programs;

    Table IV—Completed Programs;

    Table V—Sales or Disposals of Properties by Programs; and

    Table VI—Acquisition of Properties by Programs.

        The information in this section should be read together with the summary information in this prospectus under "Prior Performance of the Advisor and its Affiliates." Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as appropriate.

        You may use the information in the tables to evaluate the performance of other Dividend Capital Group programs sponsored by affiliates of the Advisor. However, by purchasing shares in this offering, you will not acquire ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

        For information regarding specific real property acquisitions by Dividend Capital Group programs within the previous three years, please see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. Upon written request and without charge, prospective investors in this offering may obtain a copy of Table VI. Please see "Where You Can Find Additional Information."

        We will also provide upon request, and without charge, the most recent Form 10-K Annual Report for Dividend Capital Trust filed with the Securities and Exchange Commission within the last 24 month. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

        Table I provides a summary of the experience of affiliates of the Advisor in raising and investing funds in Dividend Capital Group programs that (a) have closed offerings within the last three years or that (b) have had continuous offerings begun within the last three years and which were ongoing as of June 30, 2005. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative for the three year ending June 30, 2005.

Table I
(Unaudited)
Experience in Raising and Investing Funds

Total Since Inception

	DCT		DCX		DCRIAF		DCRIF-Growth		DCRIF-Income
Dollar amount offered	Continuous	(1)	80,472,268		208,725,000		Open-End		Open-End
Dollar amount raised	988,937,001		70,040,550	(2)	205,177,500		17,515,048		18,311,838

Percentage amount raised	n/a	(3)	87.0%		98.3%		n/a	(3)	n/a	(3)
Less offering expenses:
Fees and sales commissions(4)	96,898,718		—	(5)	9,916,913		340,092		355,563
Other	—		—		—		—		—

Total offering expenses	96,898,718		—		9,916,913		340,092		355,563
Proceeds after offering expenses	892,038,283		70,040,550		195,260,588		17,174,956		17,596,275
Reserves	—		—		—		—		—
Percentage available for investment	90.2%		100.0%		95.2%		98.1%		98.1%
Development and Acquisition costs:
Purchase price	1,006,659,161		68,968,184		—		—		—
Acquisition fees	13,466,592		—		—		—		—
Acquisition expenses	21,304,555	(6)	1,072,366		—		—		—
Other (explain)	—		—		—		—		—

Total development and acquisition cost	1,041,430,308		70,040,550		n/a	(7)	n/a	(7)	n/a	(7)
Percent Leverage (mortgage financing divided by total acquisition cost)	28.4%		—	(8)	n/a	(7)	n/a	(7)	n/a	(7)
Dates offering(s) began
First Offering	7/17/2002	(1)(9)	11/19/2003		2/24/2005		12/18/2003		12/18/2003
Second Offering	4/16/2004
Third Offering	10/18/2004
Fourth Offering	6/27/2005
Length of offering(s) (months):
First Offering	21	(1)	19		1		18		18
Second Offering	6
Third Offering	8
Fourth Offering	<1
Months to invest 90% of amount available for investment	n/a	(3)	<1		<1		n/a	(3)	n/a	(3)

(1)
As of June 30, 2005, DCT was three days into the process of raising equity capital pursuant to its fourth continuous public offering of primary shares, which commenced on June 27, 2005. As of June 30, 2005, DCT had raised $9,804,662 out of a total fourth primary offering amount of $764,087,867. DCT's third offering was closed on June 24, 2005, after having raised a total of approximately $409,757,406, or 97.6% of its full primary offering amount. DCT's first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249,143,264, or 99.7% of its full primary offering amount. DCT's second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299,015,749, or 99.7% of its full primary offering amount. Since July 17, 2002 and through June 30, 2005, DCT had raised a total of $21,215,919 pursuant to its distribution reinvestment plan.

(2)
Consists of a series of various tenant-in-common offerings by Dividend Capital Operating Partnership LP (which we refer to as "DCOP"), each with similar investment objectives. An additional $7,449,606 was raised through August 26, 2005 for a total of $77,490,156 or 96.3% of the total amount offered.

(3)
Due to the continuous and open-end nature of these offerings this amount is not applicable.

(4)
Includes sales commissions, dealer manager fees, offering expense reimbursements and other offering related costs. Substantially all of the sales commissions and a portion of the dealer manager fees were subsequently reallowed to third-parties in connection with services rendered during the offerings.

(5)
Investors did not pay fees and sales commissions in connection with these offerings. DCOP, as the seller of tenant-in-common interests, paid total offering expenses through June 30, 2005, of $6,018,962, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by DCOP (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors' perspective.

(6)
This amount includes acquisition expenses and certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.

(7)
This program does not directly invest in real properties and therefore this amount is not applicable.

(8)
Any leverage used by tenant-in-common investors to finance their purchase does not encumber the real property with a mortgage.

(9)
DCT's first continuous offering met its minimum offering requirements and broke escrow on February 10, 2003.

        Table II provides a summary of the amount and type of compensation paid to affiliates of the Advisor related to Dividend Capital Group programs that (a) have closed offerings within the last three years or that (b) have had continuous offerings begun within the last three years and which were ongoing as of June 30, 2005. All figures are cumulative for the three years ending June 30, 2005.

Table II
(Unaudited)

Compensation to Sponsor

Total Since Inception

	DCT		DCX		DCRIAF	DCRIF-Growth	DCRIF-Income
Date offering(s) commenced	7/17/2002		11/19/2003		2/24/2005	12/18/2003	12/18/2003
Dollar amount raised	988,937,001		70,040,550		205,177,500	17,515,048	18,311,838
Amount paid to sponsor from proceeds of offering:
Underwriting compensation	96,898,718	(1)	—	(2)
Acquisition fees:
advisory fees	13,466,592		—		—	—	—
other	—		837,731	(3)	—	—	—

Total acquisition fees	13,466,592		837,731		—	—	—
Dollar amount of cash generated from operations before deducting operational stage related payments to sponsor	50,091,541		2,376,569		5,360,846	719,483	751,610
Amount paid to sponsor from operations:
Investment advisory fees	n/a		n/a		639,934	30,969	32,378
Administrative fees	n/a		n/a		75,286
Property management fees	—		98,171	(4)	—	—	—
Asset management fees	4,228,324		—		—	—	—
Expense reimbursements	606,437		28,508		—	—	—
Leasing commissions/brokerage fees	—		—		—	—	—
Other	—		979		—	—	—

Total	4,834,761		127,658		715,220	30,969	32,378
Dollar amount of property sales and refinancing before deducting payments to sponsor
cash	—		—		—	—	—
notes	—		—		—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Incentive fees	—		—		—	—	—
Other (identify and quantify)	—		—		—	—	—

(1)
DCT underwriting compensation includes (a) selling commissions paid to Dividend Capital Securities LLC, all of which were reallowed to third-party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third-party broker dealers in exchange for their services and (c) expense reimbursements paid to Dividend Capital Trust's advisor to reimburse actual out-of-pocket expenses incurred in connection with DCT's offerings.

(2)
Investors did not pay underwriting fees to the sponsor in conjunction with this offering. DCOP (the seller of tenant-in-common interests) paid $6,018,962 to the sponsor and its affiliates, consisting of (a) sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third-party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third-party broker dealers in exchange for their services, (c) expense reimbursements paid to Dividend Capital Trust's advisor to reimburse out of pocket expenses incurred in connection with DCOP's offering of tenant-in-common interests, and (d) transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors' perspective.

(3)
Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees and application fees.

(4)
Represents fees paid to Dividend Capital Property Management LLC, an affiliate of Dividend Capital Trust, in exchange for services rendered.

        Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of June 30, 2005.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the first six monthsending June 30, 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005.

DCT
Table III
(Unaudited)
Operating Results of Prior Programs

	Six Months Ended June 30, 2005	2004	2003	2002	2001	2000
Gross revenues	47,566,171	35,553,182	2,706,457	155	—	—
Profit on sale of properties
Less:
Operating expenses(1)	10,177,164	7,204,725	366,650	—	—	—
Interest expense	8,545,089	5,977,888	385,424	—	—	—
Depreciation/Amortization	26,542,358	19,273,357	1,195,330	—	—	—
General and administrative expenses(2)	4,135,206	3,352,224	411,948	12,867	—	—

Net Income—GAAP basis	(1,833,646)	(255,012)	347,105	(12,712)	—	—

Taxable income
from operations	n/a (3)	14,339,960	975,644	—	—	—
from gain on sale	n/a	—	—	—	—	—
return of capital	n/a	9,923,931	1,475,723	—	—	—
Cash generated from operations	24,708,712	19,018,345	1,542,435	(12,712)	—	—
Cash generated from sales	—	—	—	—	—	—
Cash generated from refinancing(4)	55,955,244	53,121,486	41,500,000	—	—	—

Cash generated from operations, sales and refinancing	80,663,956	72,139,831	43,042,435	(12,712)	—	—
Less:
Cash distributions to investors
from operating cash flow	(24,708,712)	(19,018,345)	(1,542,435)	—	—	—
from sales and refinancing	(1,102,403)	(5,245,546)	(908,932)	—	—	—
from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	54,852,841	47,875,940	40,591,068	(12,712)	—	—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	54,852,841	47,875,940	40,591,068	(12,712)	—	—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	n/a (3)	38	25	—	—	—
from recapture	n/a	—	—	—	—	—
return of capital	n/a	26	38	—	—	—
Capital gains (loss)	—	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Sales and Refinancing	1	14	23	—	—	—
Operations	30	50	39	—	—	—
Other	—	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%	100.0%	—	—

(1)
Operating expenses include real estate taxes.

(2)
General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.

(3)
Taxable income has not yet been reported for 2005.

(4)
Includes proceeds from the line of credit, principal payments on the line of credit, proceeds from mortgage notes and principal payments on mortgage notes.

DCX
Table III
(Unaudited)
Operating Results of Prior Programs

	Six Months Ended June 30, 2005	2004	2003(1)	2002	2001	2000
Gross revenues	1,571,418	790,462	14,689	—	—	—
Profit on sale of properties	—	—	—	—	—	—
Less:
Operating expenses	80,541	46,029	1,088	—	—	—
Interest expense	—	—	—	—	—	—
Depreciation/Amortization(2)	—	—	—	—	—	—
General and administrative expenses	—	—	—	—	—	—

Net Income	1,490,877	744,434	13,601	—	—	—

Taxable income
from operations	1,490,877	744,434	13,601	—	—	—
from gain on sale	—	—	—	—	—	—
Cash generated from operations	1,490,877	744,434	13,601	—	—	—
Cash generated from sales	— (3)	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	1,490,877	744,434	13,601	—	—	—
Less:
Cash distributions to investors	(1,490,877)	(744,434)	(13,601)	—	—	—
from operating cash flow	—	—	—	—	—	—
from sales and refinancing	—	—	—	—	—	—
from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	0	0	0	—	—	—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	—	—	—	—	—
Tax and distribution data per $1,000 invested (4) Federal income tax results:
Ordinary income (loss)	—	—	—	—	—	—
from operations	30	62	6	—	—	—
from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—	—
Return of Capital	—	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Operations	30	62	6	—	—	—
Other	—	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	93.6%	100.0%	100.0%	—	—	—

(1)
Reflects the period beginning 11/26/03 and ending 12/31/03. No tenant-in-common interests were purchased pursuant to the offerings prior to 11/26/03.

(2)
The majority of investors purchasing tenant-in-common interests under the DCOP offering utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation and amortization with respect to his or her tenant-in-common interest. As such, it is not practicable to calculate the aggregate amount of depreciation and amortization recognized by all purchasers of tenant-in-common interests under the DCOP offering.

(3)
The Chickasaw A property was sold by investors to Dividend Capital Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-commmon interests in the Chickasaw A property received partnership units in Dividend Capital Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-commmon interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(4)
All calculations based upon weighted average capital raised.

DCRIAF
Table III
(Unaudited)
Operating Results of Prior Programs

Six Months Ended 06/30/2005
Gross revenues(1)	6,568,798
Profit on sale of properties	—
Less:
Operating expenses(2)	639,934
Interest expense	380,698
Depreciation/Amortization	—
General and administrative expenses(3)	225,451

Net Income—GAAP basis	5,322,716

Taxable income(4)
from operations	—
from gain on sale	—
Cash generated from operations	5,322,716
Cash generated from sales	(677,090)
Cash generated from refinancing	—

Cash generated from operations, sales and refinancing(5)	4,645,626
Less:
Cash distributions to investors
from operating cash flow	(3,695,088)
from sales and refinancing	—
from other

Cash generated (deficiency) after cash distributions	950,538
Less:
Special items (not including sales and refinancing)	—

Cash generated (deficiency) after cash distributions and special items	950,538
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—
from operations	—
from recapture	—
Capital gain (loss)	—
Cash distribution to investors
Source (GAAP)
Investment income	—
Return of capital	—
Source (cash basis)
Sales	—
Refinancing	—
Operations	—
Other	—

Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	n/a(6)

(1)
Includes dividend income (net of foreign withholding taxes) and interest income.

(2)
Consists of investment advisory fees.

(3)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance and other fees.

(4)
No provision for taxable income has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(5)
Does not include unrealized gains and/or losses.

(6)
This program does not invest in real properties.

DCRIF—Growth
Table III
(Unaudited)
Operating Results of Prior Programs

	Nine Months Ended 06/30/2005	2004(1)
Gross revenues(2)	507,702	47,437
Profit on sale of properties	—	—
Less:
Operating expenses(3)	30,969	7,163
Interest expense	—
Depreciation/Amortization	—
General and administrative expenses(4)	100,685	6,735

Net Income—GAAP basis	376,047	33,539

Taxable income(5)
from operations		—
from gain on sale	—	—
Cash generated from operations	376,047	33,539
Cash generated from sales	199,186	79,742
Cash generated from refinancing	—	—

Cash generated from operations, sales and refinancing(6)	575,233	113,281
Less:
Cash distributions to investors
from operating cash flow(7)	(379,173)	(33,272)
from sales and refinancing	(109,035)	(4,305)
from other

Cash generated (deficiency) after cash distributions(7)	87,025	75,704
Less:
Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	87,025	75,704
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—	—
from operations	—	—
from recapture	—	—
Capital gain (loss)	—	—
Cash distribution to investors
Source (GAAP)
Investment income		—
Return of capital	—	—
Source (cash basis)
Sales	—
Refinancing	—	—
Operations	—	—
Other	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a (8)	n/a (8)

(1)
From inception on 12/18/2003 through 9/30/2004.

(2)
Includes dividend income (net of foreign withholding taxes) and interest income.

(3)
Consists of investment advisory fees.

(4)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.

(5)
No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(6)
Does not include unrealized gains and/or losses.

(7)
Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.

(8)
This program does not invest in real properties.

DCRIF—Income
Table III
(Unaudited)
Operating Results of Prior Programs

	Nine Months Ended 06/30/2005	2004(1)
Gross revenues(2)	530,798	49,343
Profit on sale of properties	—	—
Less:
Operating expenses(3)	32,378	7,451
Interest expense		—
Depreciation/Amortization	—	—
General and administrative expenses(4)	105,266	7,006

Net Income • GAAP basis	393,154	34,886

Taxable income(5)
from operations	—	—
from gain on sale	—	—
Cash generated from operations	393,154	34,886
Cash generated from sales	208,247	82,945
Cash generated from refinancing	—	—

Cash generated from operations, sales and refinancing(6)	601,402	117,830
Less:
Cash distributions to investors
from operating cash flow(7)	(396,423)	(34,608)
from sales and refinancing	(113,996)	(4,478)
from other	—	—

Cash generated (deficiency) after cash distributions(7)	90,984	78,744
Less:
Special items (not including sales and refinancing)—identify and quantify	—	—

Cash generated (deficiency) after cash distributions and special items	(91,785)	78,744
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—	—
from operations	—	—
from recapture	—	—
Capital gain (loss)	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—
Return of capital	—	—
Source (cash basis)
Sales	—	—
Refinancing	—	—
Operations	—	—
Other	—	—

Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a(8)	n/a(8)

(1)
From inception on 12/18/2003 through 9/30/2004.

(2)
Includes dividend income (net of foreign withholding taxes) and interest income.

(3)
Consists of investment advisory fees.

(4)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.

(5)
No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(6)
Does not include unrealized gains and/or losses.

(7)
Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.

(8)
This program does not invest in real properties.

Table IV includes the Dividend Capital Group programs that have completed operations (no longer hold properties) in the most recent five years. As of June 30, 2005, there were no Dividend Capital Group programs that had completed operations.

Table IV

Completed Programs

Table V provides a summary of all dispositions of tenancy-in-common interests through Dividend Capital Exchange (i.e. exchanging tenancy-in-common interests for operating partnership units) from inception through June 30, 2005. As of this date, there had been no dispositions of real property by Dividend Capital Trust or other Dividend Capital affiliated programs.

Table V
(Unaudited)
Sales or Disposals of Real Property

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Entity	Property	Date Acquired(1)	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Closing and Soft Costs	Total
DCX	Chickasaw A	11/19/2003	4/8/2005	$4,455,694	$0	$0	$0	$4,455,694	$0	$17,028	$4,472,722

(1)
The date acquired represents the date the first tenancy-in-common interest in Chickasaw A was purchased.

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

To:	Dividend Capital Total Realty Trust Inc. 518 Seventeenth Street, 17th Floor Denver, Colorado 80202 Attn:

Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached subscription agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number and amount of shares of common stock ("Shares") of Dividend Capital Total Realty Trust Inc., a Maryland corporation (the "Company"), set forth on such subscription agreement Signature Page. Payment for the Shares is hereby made by check payable to "Dividend Capital Total Realty Trust Inc."

        I hereby acknowledge receipt of the prospectus of the Company dated                        , 2005 (the "Prospectus"). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final prospectus.

        The prospectus discloses that:

  a.
  the assignability and transferability of the Shares is restricted and will be governed by the Company's charter and bylaws and all applicable laws as described in the Prospectus.

  b.
  prospective investors should not invest in the Company's common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

  c.
  there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICES
FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

SECTION 260.141.11 RESTRICTIONS ON TRANSFER:

a.
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

b.
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

i.
to the issuer;

ii.
pursuant to the order or process of any court;

iii.
to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

  iv.
  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

  v.
  to holders of securities of the same class of the same issuer;

  vi.
  by way of gift or donation inter vivos or on death;

  vii.
  by or through a broker dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

  viii.
  to a broker dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

  ix.
  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

  x.
  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  xi.
  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

  xii.
  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  xiii.
  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

  xiv.
  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

  xv.
  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

  xvi.
  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

  xvii.
  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

c.
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

FOR MAINE, MASSACHUSETTS, MINNESOTA,
MISSOURI AND NEBRASKA RESIDENTS ONLY

        In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

REGISTRATION OF SHARES

        The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements.

        1.     INDIVIDUAL OWNER: One signature required.

        2.     JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

        3.     TENANTS IN COMMON: Each tenant in common must sign.

        4.     COMMUNITY PROPERTY: Only one investor must sign.

        5.     PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

        6.     TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

        7.     PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

        8.     CORPORATION: An authorized officer must sign. The subscription agreement must be accompanied by a certified copy of the resolution of the Board designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board's resolution authorizing the investment.

        9.     IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

        10.   UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

DIVIDEND CAPITAL TOTAL REALTY TRUST, INC.
Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE
OF UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To:	Stockholder
From:	John E. Biallas, President

Shares of Common Stock, $.01 par value per share

        Dividend Capital Total Realty Trust, Inc., a Maryland corporation (the "Corporation"), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the "Shares") set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

        The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

        The Shares are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Corporation in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Corporation in excess of 9.8% percent of the value of the total outstanding Shares of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

INSTRUCTIONS TO SIGNATURE PAGE

        Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

        1.    INVESTMENT.    A minimum investment of $2,000 is required, except for residents of certain states which require a higher minimum investment. A check for the full purchase price of the shares subscribed for should be made payable to "                        , as escrow agent for Dividend Capital Total Realty Trust Inc." If the Dealer Manager so designates after we meet the minimum offering requirements, unless you are a resident of the State of New York, your check should be made payable to "Dividend Capital Total Realty Trust Inc." If you are a resident of the State of New York your check should be made payable to "                        , as escrow agent for Dividend Capital Total Realty Trust Inc." until we have received aggregate gross proceeds from this offering of at least $2,500,000, after which time it may be made payable to "Dividend Capital Total Realty Trust Inc." if the Dealer Manager so designates. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made.

        2.    TYPE OF OWNERSHIP.    Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

        3.    REGISTRATION NAME AND ADDRESS.    Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

        4.    INVESTOR NAME AND ADDRESS.    Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

        5.    SUBSCRIBER SIGNATURES.    Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

        6.    SUITABILITY.    Please complete this Section so that the Company and your Broker Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the Broker Dealer named on the subscription agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

        7.    DISTRIBUTION REINVESTMENT PLAN.    By electing the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company.

        The investor acknowledges that the Dealer Manager and the Broker Dealer named in the subscription agreement Signature Page may receive a servicing fee of 1.0% of the primary offering price, less any discounts authorized by the Prospectus. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

        8.    BROKER DEALER.    This Section is to be completed by the Registered Representative. Please complete all BROKER DEALER information contained in Section 8 including suitability certification.

        9.    SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.    The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker Dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (303) 228-2200.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.    INVESTMENT—MAKE CHECK PAYABLE TO: DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Number of Shares Subscribed for
Total Purchase Price (in increments of $100)

  Please check the appropriate box:

  ☐ This is my initial investment ($2,000 minimum)

  ☐ This is an Additional Investment ($100 minimum)

        Check the following box if you are purchasing Shares from a registered investment advisor in a fee only "Wrap Account." (Broker Dealer listed below must agree to this election).

        ☐

2.    ADDITIONAL INVESTMENTS

        Please check the box if you intend to make additional investments. If additional investments are made, please include social security number or other tax identification number on your check. All additional investments must be made in increments of $100. By checking this box, you agree to notify the Company in writing if at any time you fail to meet the suitability standards or are unable to make the representations in Section 6. ☐

3.    TYPE OF OWNERSHIP

☐	IRA	☐	Individual
☐	Keogh	☐	Joint Tenants With Right of Survivorship
☐	Qualified Pension Plan	☐	Community Property
☐	Qualified Profit	☐	Tenants in Common Sharing Plan
☐	Other Trust for the Benefit of	☐	Custodian for under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act under the State of
☐	Company organized under laws of the State of

4.    REGISTRATION NAME AND ADDRESS

        Please print name(s) in which Shares are to be registered. Include trust name if applicable:

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other

Taxpayer Identification Number

[  ][  ]- [  ][  ][  ][  ][  ][  ][  ]

Social Security Number

[  ][  ][  ]- [  ][  ]- [  ][  ][  ][  ]

Street Address or P.O. Box
City State Zip Code
Home Business
Telephone No. Telephone No.

5.    INVESTOR NAME AND ADDRESS (complete only if different from registration name and address)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other

Taxpayer Identification Number

[  ][  ]- [  ][  ][  ][  ][  ][  ][  ]

Social Security Number

[  ][  ][  ]- [  ][  ]- [  ][  ][  ][  ]

Street Address or P.O. Box
City State Zip Code
Home Business
Telephone No. Telephone No.
Birth date Occupation

6.    SUITABILITY

Please indicate below your:

Occupation Birth date
Net Worth Annual Income
Investment Objectives
Nature of other investments or securities holdings

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus.	Initials	Initials
(b) I accept and agree to be bound by the terms and conditions of the charter.	Initials	Initials

(c) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."	Initials	Initials

(d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials
(e) I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.	Initials	Initials

7.    SUBSCRIBER SIGNATURES

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (i) I have provided herein my correct social security or taxpayer identification number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or distributions (or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding).

Signature of Investor or Trustee
Signature of Joint Owner, if applicable
Date:

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

8.    DISTRIBUTION REINVESTMENT PLAN

        Check the box to receive 100% of your distributions in the form of additional shares under the Distribution Reinvestment Plan: ☐

9.    BROKER DEALER (to be completed by broker dealer and registered representative)

An authorized officer of the Broker Dealer and the registered representative must sign below to complete your subscription. By signing below, the Broker Dealer warrants that (i) it is a duly licensed Broker Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different, (ii) it has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and (iii) it has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name Telephone No. ( )
Broker-Dealer Street Address or P.O. Box
City State Zip Code
Registered Representative Name Telephone No. ( )
Reg. Rep. Street Address or P.O. Box
City State Zip Code
Signature of Authorized Officer of Broker-Dealer
Name of Authorized Officer
Registered Representative Signature

Agree to Deferred Commission Option or Fee only "Wrap Account"

☐ Yes

☐ No

Please mail completed subscription agreement (with all signatures) and check(s) made payable to:

Dividend Capital Total Realty Trust Inc. 518 Seventeenth Street, 17th Floor Denver, Colorado 80202 (303) 228-2200

FOR COMPANY USE ONLY

Acceptance by Dividend Capital Total Realty Trust Inc.:
Accepted by:	Date:
Amount of Subscription:	Check Number:
Registered Representative Number:	Broker-Dealer Number:
Account Number:

APPENDIX C
FORM OF DISTRIBUTION REINVESTMENT PLAN

        This DISTRIBUTION REINVESTMENT PLAN ("Plan") is adopted by the Dividend Capital Total Realty Trust Inc., a Maryland corporation (the "Company"), pursuant to its Charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders ("Stockholders") of the Company who (i) purchase shares of the Company's common stock ("Shares") pursuant to the Company's initial public offering (the "Initial Offering"), or (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the Plan (the "Participants"), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

        2.    Effective Date.    The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the prospectus relating to the initial offering) are met in connection with the Initial Offering.

        3.    Procedure for Participation.    Any Stockholder who has received a prospectus, as contained in the Company's registration statement filed with the Securities and Exchange Commission (the "Commission"), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he will promptly so notify the Company in writing.

        4.    Purchase of Shares.    Participants will acquire Shares from the Company under the Plan (the "Plan Shares") at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any future offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in our Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company's Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

        Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company's Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a "Future Registration"), or (c) Shares of the Company's common stock

C-1

purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

        Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

        If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

        5.    Taxes.    IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

        6    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        7.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on his investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distributions and amounts of distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

        8.    Servicing Fee.    In connection with Plan Shares, the Company will pay to the Dealer Manager a servicing fee of 1.0% of the primary offering price.

        9.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

        10.    Amendment or Termination of Plan by the Company.    The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days' written notice to the Participants.

        11.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

UP TO $2,000,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

DIVIDEND CAPITAL SECURITIES LLC
                        , 2005

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until                        , 2005 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount
Commission registration fee	$235,400
NASD filing fee	75,500
Accounting fees and expenses*	1,350,000
Legal fees and expenses*	2,000,000
Sales and advertising expenses*	16,000,000
Blue Sky fees and expenses*	750,000
Printing expenses*	1,500,000
Miscellaneous*	589,100

$22,500,000

*
Estimated through completion of offering.

Item 32. Sales to Special Parties.

        Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

        Effective April 25, 2005, the Company issued 200 shares of common stock to Montecito Investments LLC, an affiliate of the Advisor, for $2,000 in cash. The Company relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Maryland corporate law and the Company's Charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitees") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, affiliate, employee or agent and in such capacity, provided that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an affiliated director, or if the Indemnitee is an independent director, the Advisor, an affiliate, an employee or an agent, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or

(iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its Charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, employee, agent, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

        Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

        The Company has entered into indemnification agreements with each of the Company's officers and directors. The Indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and directors under the Company's directors' and officers' liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

        Not applicable.

Item 36. Financial Statements and Exhibits.

        (a)   Financial Statements:

        The following financial statements are included in the Prospectus:

          (1)   Report of Independent Registered Public Accounting Firm

          (2)   Consolidated Balance Sheet as of May 4, 2005

          (3)   Notes to Consolidated Balance Sheet

        (b)   Exhibits:

1	Form of Dealer Manager Agreement.†
3.1	Form of Dividend Capital Total Realty Trust Inc. Charter.†
3.2	Form of Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.*
10.1	Form of Escrow Agreement.*
10.2	Form of Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.†
10.3	Form of Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.*
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.*
10.5	Form of Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.†
10.6	Dividend Capital Total Realty Trust Inc. Long Term Incentive Plan.*
21	Subsidiaries of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1).*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in its opinion filed herewith as Exhibit 8.1).*

†
Previously filed.

*
To be filed by amendment.

Item 37. Undertakings

        The registrant undertakes:

          (1)   to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectuses required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial due diligence offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

          (4)   that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

          (5)   to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

          (6)   to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

          (7)   to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

          (8)   to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

          (9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Table VI provides a summary of all real properties acquired by Dividend Capital Trust from inception through December 31, 2004 and acquisitions of tenancy-in-common interests through Dividend Capital Exchange from inception through June 30, 2005(1).

Table VI
Acquisitions of Industrial Properties by Dividend Capital Trust
Inception through December 31, 2004(2)

Name	# of Bldgs	Gross Leasable Space (sq. ft.)	Date of Purchase	Mortgage Financing(3)	Contract Purchase Price Plus Acquisition Fee	Other Capitalized Acquisition Costs	Total Initial Acquisition Costs(4)	Costs Capitalized Subsequent to Acquisition	Gross Book Value
Newpoint I	1	414,160	3/31/2004	—	14,975,979	75,320	15,051,299	—	15,051,299
Southcreek	3	1,256,874	6/8/2004 / 9/21/2004	—	14,998,500	21,979,907	36,978,407	(537,086)	36,441,321
Eagles Landing	1	505,000	10/1/2004	—	36,259,000	(20,188,677)	16,070,323	138,586	16,208,909
Buford Industrial	1	210,000	10/1/2004	—	8,452,561	43,807	8,496,368	—	8,496,368
Breckinridge Industrial	2	144,404	10/1/2004	—	11,939,958	168,642	12,108,600	—	12,108,600
Westgate Industrial	1	231,835	10/1/2004	—	6,909,644	31,203	6,940,847	—	6,940,847
Westpark Industrial	2	346,796	10/1/2004	—	8,678,230	216,533	8,894,763	79,910	8,974,673
Cobb Industrial	2	128,000	10/1/2004	—	6,329,121	39,872	6,368,992	26,898	6,395,890
Cabot Parkway Industrial	2	211,436	10/1/2004	—	16,181,878	75,341	16,257,219	(56,001)	16,201,218
Atlanta NE Portolio	2	458,426	11/5/2004	—	17,372,000	336,926	17,708,926	—	17,708,926
Lotus Cars USA	1	40,000	12/3/2004	—	3,131,000	1,103	3,132,103	—	3,132,103

TOTAL ATLANTA MARKET	18	3,946,931		—	145,227,871	2,779,976	148,007,847	(347,693)	147,660,154
Progress Industrial	2	127,100	10/1/2004	—	8,440,570	62,465	8,503,035	(40,226)	8,462,809
South Industrial	1	70,600	10/1/2004	—	3,911,730	18,294	3,930,024	(121,744)	3,808,280
Technology Industrial	1	54,400	10/1/2004	—	3,529,950	16,591	3,546,541	—	3,546,541
Sunnyslope Industrial	1	153,641	10/1/2004	—	11,190,800	50,767	11,241,567	—	11,241,567

TOTAL BOSTON MARKET	5	405,741		—	27,073,050	148,117	27,221,167	(161,970)	27,059,197
DFW	1	252,776	12/15/2003	—	11,330,000	42,841	11,372,841	(384,782)	10,988,058
Pinnacle	2	730,000	12/15/2003	—	29,149,000	292,260	29,441,260	(620,215)	28,821,045
Market Industrial	5	435,479	10/1/2004	—	16,861,451	126,954	16,988,405	—	16,988,405
Shiloh Industrial	2	99,750	10/1/2004	—	2,178,029	4,656,854	6,834,882	—	6,834,882
Perimeter Industrial	2	183,208	10/1/2004	—	7,670,653	(4,508,321)	3,162,332	17,203	3,179,535
Avenue R Industrial I	1	60,910	10/1/2004	—	2,388,124	32,234	2,420,358	—	2,420,358
Avenue R Industrial II	1	36,840	10/1/2004	—	1,401,733	8,648	1,410,381	—	1,410,381
Westfork Center Industrial	3	126,307	10/1/2004	—	6,442,282	38,010	6,480,292	25,746	6,506,038
Coasters Distribution Center	1	405,636	12/3/2004	—	14,650,050	1,234,304	15,884,354	—	15,884,354

TOTAL DALLAS MARKET	18	2,330,906		—	92,071,321	1,923,783	93,995,104	(962,048)	93,033,056
Interpark 70	1	160,232	9/30/2004	—	8,691,050	258,072	8,949,122	—	8,949,122

TOTAL DENVER MARKET	1	160,232		—	8,691,050	258,072	8,949,122	—	8,949,122
West by Northwest	1	189,467	10/30/2003	—	8,523,250	73,676	8,596,926	—	8,596,926
Bondesen Business Park	7	364,803	6/3/2004	—	24,224,850	152,081	24,376,931	(530,994)	23,845,937
Beltway 8 Business Park	4	261,559	6/3/2004	—	18,599,150	116,587	18,715,737	5,804	18,721,541
Corporate Industrial	2	79,252	10/1/2004	—	4,580,715	21,080	4,601,795	—	4,601,795
Reed and Julie Rivers Industrial	3	219,703	10/1/2004	—	10,190,259	103,014	10,293,273	—	10,293,273
Wynwood and Wynpark Industrial	2	107,406	10/1/2004	—	3,343,906	27,985	3,371,891	6,513	3,378,404
Siber Industrial	1	170,880	10/1/2004	—	5,268,895	117,560	5,386,455	—	5,386,455
Greenbriar Industrial	1	229,200	10/1/2004	—	9,130,138	68,052	9,198,190	(65,981)	9,132,209

TOTAL HOUSTON MARKET	21	1,622,270		—	83,861,163	680,035	84,541,198	(584,658)	83,956,540
Mallard Lake	1	222,122	10/29/2003	—	11,307,990	61,580	11,369,570	—	11,369,570

TOTAL CHICAGO MARKET	1	222,122		—	11,307,990	61,580	11,369,570	—	11,369,570
Plainfield	1	442,127	12/22/2003	—	15,560,210	102,801	15,663,011	(523,798)	15,139,213

TOTAL INDIANA MARKET	1	442,127		—	15,560,210	102,801	15,663,011	(523,798)	15,139,213

Park West	6	1,670,869	12/15/03 / 06/08/04	—		70,276,000	3,847,356	74,123,356	17,227	74,140,583
Northwest Business Center	1	126,500	5/23/2004	—		4,646,000	138,562	4,784,562	—	4,784,562

TOTAL CINCINNATI MARKET	7	1,797,369		—		74,922,000	3,985,919	78,907,919	17,227	78,925,145
Trade Pointe III	1	221,000	9/28/2004	—		8,080,000	179,775	8,259,775	—	8,259,775
Riverport	1	300,000	5/3/2004	—		9,999,000	92,045	10,091,045	—	10,091,045

TOTAL LOUISVILLE MARKET	2	521,000		—		18,079,000	271,820	18,350,820	—	18,350,820
Foothill Business Center	3	242,573	12/9/2004	—		22,321,000	105,545	22,426,545	—	22,426,545
Rancho	1	201,493	12/17/2003	—		10,102,015	(263,621)	9,838,394	478,917	10,317,311

TOTAL LOS ANGELES MARKET	4	444,066		—		32,423,015	(158,076)	32,264,939	478,917	32,743,856
Cypress Park East	2	367,137	10/22/2004	—		15,554,000	127,760	15,681,760	5,320	15,687,080

TOTAL ORLANDO MARKET	2	367,137		—		15,554,000	127,760	15,681,760	5,320	15,687,080
North Industrial	2	558,465	10/1/2004	—		20,372,835	92,474	20,465,309	(154,788)	20,310,521
South Industrial I	2	361,050	10/1/2004	—		16,684,488	311,770	16,996,257	—	16,996,257
South Industrial II	1	168,165	10/1/2004	—		6,073,323	63,570	6,136,893	—	6,136,893
West Southern Industrial	1	43,449	10/1/2004	—		3,906,508	24,746	3,931,254	—	3,931,254
West Geneva Industrial	3	38,274	10/1/2004	—		3,044,951	34,619	3,079,571	—	3,079,571
West 24th Industrial	2	58,400	10/1/2004	—		5,194,019	251,248	5,445,267	—	5,445,267
East Watkins Industrial	1	101,932	10/1/2004	—		13,087,276	76,776	13,164,052	—	13,164,052
Sky Harbor Transit Center	1	145,228	11/24/2004	—		9,797,000	334,396	10,131,396	—	10,131,396

TOTAL PHOENIX MARKET	13	1,474,963		—		78,160,400	1,189,599	79,349,999	(154,788)	79,195,211
Rittman Business Park	2	172,050	6/3/2004	—		7,676,000	48,491	7,724,491	—	7,724,491

TOTAL SAN ANTONIO MARKET	2	172,050		—		7,676,000	48,491	7,724,491	—	7,724,491
Huntwood Industrial	1	62,031	10/1/2004	—		6,509,450	44,112	6,553,562	—	6,553,562
Eden Rock Industrial	2	71,840	10/1/2004	—		6,642,463	46,557	6,689,020	—	6,689,020
Bayside Distribution Center	2	340,765	11/3/2004	—		21,967,500	161,138	22,128,638	—	22,128,638

TOTAL SAN FRANCISCO MARKET	5	474,636		—		35,119,413	251,808	35,371,221	—	35,371,220
Bridgestone/Firestone	1	756,030	6/9/2003	—		24,205,000	278,672	24,483,672	—	24,483,672
Park West International	1	520,000	6/29/2004	—		19,695,000	365,033	20,060,033	—	20,060,033
Eastgate	1	423,500	3/19/2004	—		14,443,000	353,664	14,796,664	—	14,796,664

TOTAL NASHVILLE MARKET	3	1,699,530		—		58,343,000	997,369	59,340,369	—	59,340,369
Chickasaw	2	392,006	7/22/2003	—		14,708,400	269,399	14,977,799	(278,350)	14,699,449
Memphis Trade Center III	1	709,000	6/22/2004	—		24,416,750	442,326	24,859,076	—	24,859,076

TOTAL MEMPHIS MARKET	3	1,101,006		—		39,125,150	711,725	39,836,875	(278,350)	39,558,525
GRAND TOTAL	106	17,182,086		142,758,768	(3)	743,194,633	13,380,777	756,575,410	(2,511,841)	754,063,569

(1)
Pursuant to the private placement of DCOP, tenancy-in-common interests in certain of DCT's buildings in the list above have been sold primarily to unrelated parties and leased back to DCOP as part of the Dividend Capital Exchange transactions. In accordance with GAAP, 100% of the cost and associated results of operations of these properties continue to be included in DCT's financial statements and are therefore shown as acquisitions of DCT.

(2)
Previously disclosed public information for DCT acquisitions is available only on an annual basis.

(3)
Figure represents the aggregate amount of debt that is (a) from mortgage financings secured by various DCT buildings ($142,754,768) and (b) outstanding on DCT's senior secured line of credit ($4,000) as of December 31, 2004.

(4)
Includes certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.

  Table VI
  Acquisitions of Tenancy-in-Common Interests Through DCX
  Inception through June 30, 2005(1)

Name	Location	# of Bldgs	Gross Leasable Space (sq. ft.)	Date of Purchase(2)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant-in-Common Interest Purchased (in Percent)	Contract Purchase Price of Tenant-in- Common Interest Plus Acquisition Fees	Other Capitalized Acquisition Costs(3)	Total Initial Acquisition Costs of Tenant-in- Common Interest(4)
Chickasaw A	Memphis, TN	1	108,250	2/19/2004	—	5,254,715	84.8%	4,455,696	17,028	4,472,724
Chickasaw H	Memphis, TN	1	283,756	7/30/2004	—	9,398,194	67.5%	6,347,231	145,174	6,492,405
Newpoint I	Atlanta, GA	1	414,160	11/30/2004	—	14,949,159	71.5%	10,694,100	181,648	10,875,748
Plainfield	Indianapolis, IN	1	442,127	12/31/2004	—	15,331,329	94.6%	14,502,273	194,846	14,697,119
Lincoln I	Atlanta, GA	1	195,816	4/8/2005	—	6,720,298	88.5%	5,949,513	97,525	6,047,038
Lincoln II	Atlanta, GA	1	262,600	4/8/2005	—	10,683,606	94.8%	10,126,070	159,228	10,285,298
Riverport	Louisville, KY	1	300,000	6/24/2005	—	9,864,027	94.2%	9,295,974	152,674	9,448,648
Estrella	Phoenix, AZ	1	168,165	6/23/2005	—	6,025,507	31.8%	1,913,875	32,679	1,946,554
Rancho	Rancho Cucamonga, CA	1	201,493	6/24/2005	—	9,995,209	56.9%	5,683,452	91,563	5,755,015

GRAND TOTAL		9	2,376,367			$88,222,044	n/a	$68,968,184	$1,072,366	$70,040,550

(1)
Figures are presented on a tax basis.

(2)
Represents the first date a tenant-in-common interest was purchased in each property as of June 30, 2005.

(3)
Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees, application fees, and other costs customary in the purchase of real estate.

(4)
As a result of various lease agreements between the purchasers of the properties, as lessors, and a subsidiary of DCT, as lessee, along with certain purchase option rights afforded DCT within these lease agreements, the gross book value of the above properties is reflected on DCT's financial statements in accordance with generally accepted accounting principles.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 7, 2005.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
By:	/s/ JOHN E. BIALLAS John E. Biallas, President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on September 7, 2005.

Signature	Title
/s/ JOHN E. BIALLAS John E. Biallas	President (Principal Executive Officer), Secretary and Director
/s/ TROY J. BLOOM Troy J. Bloom	Treasurer (Principal Accounting Officer) and Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1	Form of Dealer Manager Agreement.†
3.1	Form of Dividend Capital Total Realty Trust Inc. Charter.†
3.2	Form of Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.*
10.1	Form of Escrow Agreement.*
10.2	Form of Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.†
10.3	Form of Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.*
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.*
10.5	Form of Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.†
10.6	Dividend Capital Total Realty Trust Inc. Long Term Incentive Plan.*
21	Subsidiaries of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1).*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed herewith as Exhibit 8.1).*

†
Previously filed.

*
To be filed by amendment.